UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

 FORM S-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

VILACTO BIO, INC.

(Exact name of registrant as specified in its charter)

Nevada	7372	46-3883208
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

Fabriksvej 48 4700 Naestved, Denmark +16468937895		State Agent and Transfer Syndicate, Inc. 112 North Curry St. Carson City, NV 89703 (775) 882-1013
(Address, including zip code, and telephone number, including area code, of principal executive offices)		(Name, address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after this registration statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. [X]

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of "large accelerated filer," "accelerated filer," "smaller reporting company" and "emerging growth company" in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☑
		Emerging growth company	☑

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided to Section 7(a)(2)(B) of the Securities Act. ☐

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CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be Registered(1)	Proposed Maximum Offering Price per Share(4)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, par value $0.001 per share	30,000,000(2)	$0.2321	$6,963,000	$866.89
Common Stock, par value $0.001 per share	30,000,000(3)	$0.2321	$6,963,000	$866.89
Total	60,000,000	$0.2321	$13,926,000	$1,733.78

(1)	Represents shares of our common stock being registered for resale that have been issued or will be issued to the sole selling stockholder named in this registration statement. Pursuant to Rule 416 under the Securities Act of 1933, as amended (the “Securities Act”), the shares being registered hereunder include such indeterminate number of shares of our Common Stock as may be issuable with respect to the shares being registered hereunder to prevent dilution by reason of any stock dividend, stock split, recapitalization or other similar transaction.
(2)	Represents shares of common stock issuable upon conversion of 10% Convertible Promissory Notes by the selling stockholder named in this registration statement.
(3)	Represents shares of common stock issuable upon conversion of 12% Convertible Promissory Notes by the selling stockholder named in this registration statement.

(4)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(c) under the Securities Act based upon the closing price per share of our Common Stock as reported on the OTCPINK, on March 20, 2018.

THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THE REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933, OR UNTIL THIS REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SECTION 8(A), MAY DETERMINE.

With copies to:

Scott Doney, Esq.

The Doney Law Firm

4955 S. Durango Rd. Ste 165

Las Vegas, NV 89113

Telephone: (702) 982-5686

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The information in this prospectus is not complete and may be changed. This prospectus is included in a registration statement that we filed with the Securities and Exchange Commission. The Selling Shareholders cannot sell these securities under this registration statement until this registration statement becomes effective. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

Subject to Completion, dated March __, 2018

PROSPECTUS

VILACTO BIO, INC.

60,000,000 Shares of Common Stock

This prospectus relates to the registration and resale of up to 60,000,000 shares of our common stock, par value $0.0001 per share, by the selling stockholders EMA Financial, LLC and Auctus Fund, LLC (the “Selling Stockholders”). The shares of common stock offered under this prospectus by the Selling Stockholders are issuable, or may in the future become issuable, in connection with the conversion of convertible promissory notes sold to the Selling Stockholders pursuant to securities purchase agreements between the Selling Stockholders and us (the “Note Financings”).

We will pay all expenses of registering the shares of common stock. We will not receive any proceeds from the sale of the common stock by the Selling Stockholders.

Our common stock is currently listed on the OTC Markets OTCPINK under the symbol “VIBI.” On March 26, 2018, the last reported sale price of our common stock as reported on the OTCPINK was $0.2321 per share.

The Selling Stockholders may sell the shares of common stock described in this prospectus in a number of different ways and at varying prices. We provide more information about how the Selling Stockholders may sell its respective shares of common stock in the section of this prospectus entitled “Plan of Distribution.”

The Selling Stockholder is an “underwriter” within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), in connection with the resale of the common stock offered pursuant to this prospectus.

This investment involves a high degree of risk. You should purchase shares of common stock only if you can afford a complete loss. See “Risk Factors” beginning on page 9 to read about factors you should consider before investing in shares of our common stock.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus March __, 2018

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Neither we nor the Selling Stockholders have authorized any person to give you any supplemental information or to make any representations for us. You should not rely upon any information about our company that is not contained in this prospectus. Information contained in this prospectus may become stale. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than their respective dates, regardless of the time of delivery of this prospectus, any prospectus supplement or of any sale of the shares. Our business, financial condition, results of operations and prospects may have changed since those dates. The Selling Stockholders are offering to sell, and seeking offers to buy, shares of our common stock only in jurisdictions where offers and sales are permitted.

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ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement we filed with the Securities and Exchange Commission, or the SEC. Under this registration process, the Selling Stockholders may, from time to time, offer and sell up to 60,000,000 shares of our common stock, as described in this prospectus, in one or more offerings. This prospectus provides you with a general description of the securities the selling shareholders may offer. You should read this prospectus carefully before making an investment decision.

You may only rely on the information contained in this prospectus or that we have referred you to. We have not authorized anyone to provide you with additional or different information. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any securities other than the shares of our common stock offered by this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any common stock in any circumstances or any jurisdiction in which such offer or solicitation is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus regardless of the time of delivery of this prospectus or any sale of our common stock. The rules of the SEC may require us to update this prospectus in the future.

As used in this prospectus, unless the context requires otherwise, the terms “we”, “us”, “our”, or “the Company” refer to Vilacto Bio, Inc. and its subsidiaries on a consolidated basis. References to “Selling Stockholders” refers to EMA Financial, LLC and Auctus Fund, LLC and their successors, assignees and permitted transferees.

ABOUT FORWARD-LOOKING STATEMENTS

Some of the statements in this prospectus are “forward-looking statements.” These forward-looking statements involve certain known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. These factors include, among others, the factors set forth above under “Risk Factors”. The words “believe,” “expect,” “anticipate,” “intend,” “plan,” and similar expressions identify forward-looking statements. We caution you not to place undue reliance on these forward-looking statements. We undertake no obligation to update and revise any forward-looking statements or to publicly announce the result of any revisions to any of the forward-looking statements in this document to reflect any future developments.

Our businesses and operations are and will be subject to a variety of risks, uncertainties and other factors. Consequently, actual results and experience may materially differ from those contained in any forward-looking statements. Such risks, uncertainties and other factors that could cause actual results and experience to differ from those projected include, but are not limited to, the risk factors set forth in the section entitled “Risk Factors” beginning on page 9 of this prospectus.

All written or oral forward-looking statements attributable to us or any person acting on our behalf made after the date of this prospectus are expressly qualified in their entirety by the risk factors and cautionary statements contained in and incorporated by reference into this prospectus. Unless legally required, we do not undertake any obligation to release publicly any revisions to such forward-looking statements to reflect events or circumstances after the date of this prospectus or to reflect the occurrence of unanticipated events.

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SUMMARY

The following summary highlights selected information contained elsewhere in this prospectus and in the documents incorporated by reference in this prospectus and does not contain all the information you will need in making your investment decision. You should read carefully this entire prospectus and the documents incorporated by reference in this prospectus before making an investment decision, especially the information presented under the heading “Risk Factors.”

Business Summary

We are a biotech company based in Denmark that has acquired a license to a patented molecule, known as the Lactoactive molecule, which has in numerous studies demonstrated above average effect in treating conditions such as inflammatory diseases, diabetics, psoriasis, and skin issues in different levels. We aim to further develop our Lactoactive molecule for the purpose of increasing the quality of our retail and medical skin cream products as well as developing products for medical applications.

We are currently marketing a line of our skin care products on our website at www.vilacto.com. These products include, lotions, skin care creams and gels, lip balms, foot creams and oils, and similar items. We have entered into an affiliate network program with Rakuten / LinkShare, whereby other websites in the industry will post links to our website.

We recently signed a license agreement with have Carmen Electra endorse our skin care products. On August 29, 2017, we signed an agreement with Rakuten Super Logistics (known as RSL) to handle our inventory, fulfillment and shipment. In June 2017, we upgraded our production facility to included additional storage containers, improved mixing machines and upscale filtration units. We have also attended skin care products to market our products to the industry.

On April 4, 2017, we entered into a license agreement (the “License Agreement”) with Pharma GP ApS. (“Pharma GP”) and acquired an exclusive license to sell certain cosmetic products or ingredients covered by United States Patent No. US 8,637,075 in the territory of the United States.

For the license, we agreed to pay to GP a royalty of eight percent (8%) on the selling price (irrespective of any taxes, custom duties, costs of insurance, transportation costs or other costs) for all licensed product we sell in the United States (if in excess of the agreed minimum royalty), or pay the agreed minimum royalty of USD$ 10,000 per month.

Under the License Agreement, we have the ability to sublicense to third parties under the royalty arrangement described above.

We also entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Pharma GP ApS and its sole shareholder, 9 Heroes APS, a Denmark corporation (together, “Seller”). In accordance with the terms of the Purchase Agreement, we agreed to purchase all of the outstanding shares of Pharma GP ApS for the purchase price (the “Purchase Price”) of $6,000,000, payable as $3,000,000 in cash and the balance in shares of our common stock. The closing of the above transactions was expected to occur by May 31, 2017, but will likely not occur until the Company is able to successfully raise capital for the Purchase Price

Pharma GP ApS is a manufacturer of skincare products with distribution in several countries. The company’s body and facial creams are designed for moisturizing, skin regeneration, wound healing and a variety of skin issues, such as dry and cracked skin, among other things.

In addition, Pharma GP ApS owns patents, trademarks and production facilities for an ingredient designed to be used in pharmaceuticals and medical devices for treating a wide range of issues. Pharma GP ApS currently has skincare products that are available over the counter, which we are currently marketing under our website. However, the company intends to develop, market and sell pharmaceutical skincare products to treat various ailments using its patented technology. Currently, the company has no government approved products, but with the financing, we intend to purchase Pharma GP ApS and focus on those clinical applications.

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Note Financings

EMA Financial, LLC

On February 23, 2018 we entered into a Securities Purchase Agreement (“EMA SPA”) with EMA Financial, LLC, a Delaware limited liability company, pursuant to which we issued and sold to EMA a convertible promissory note, dated February 23, 2018 in the principal amount of $125,000 (the “EMA Note”). In connection with the foregoing, we also entered into a registration rights agreement with EMA dated February 23, 2018 (the “EMA Registration Rights Agreement”).

The EMA Note, which is due on February 23, 2019, bears interest at the rate of 10% per annum. All principal and accrued interest on the Note is convertible into shares of our common stock at the election of EMA at any time at a conversion price equal to the lesser of (i) the trading price for our common stock on the trading day prior to the closing date of the EMA Note, or (ii) a 50% discount to the lowest trading or lowest closing bid price for our common stock during the 25 trading day period immediately prior to conversion.

We have the right to prepay the EMA Note within 90 days of the closing date at a premium of 135% of all amounts owed to EMA and at a premium of 150% if prepaid more than 90 but less than 180 days following the closing date. We have no right to prepay the Note more than 180 days after the closing date.

The EMA Note contains customary default events which, if triggered and not timely cured, will result in default interest and penalties. The EMA Note also contains a right of first refusal provision with respect to future financings by us. Pursuant to the EMA Registration Rights Agreement, we are required to register the shares into which the EMA Note is converted. We must file the registration statement within 10 days of the closing date.

If the EMA Note is converted prior to us paying off such notes under the prepayment provisions, it would lead to substantial dilution to our shareholders as a result of the conversion discounted for the EMA Note. There can be no assurance that there will be any funds available to pay of the EMA Note, or if available, on terms that will be acceptable to us or our shareholders. If we fails to obtain such additional financing on a timely basis, EMA may convert the EMA Note and sell the underlying shares, which may result in significant dilution to shareholders due to the conversion discount, as well as a significant decrease in our stock price.

Auctus Fund, LLC

On February 26, 2018, we entered into a Securities Purchase Agreement (the “Auctus SPA”), under which we agreed to sell a 12% convertible promissory note in an aggregate principal amount of $167,750.00 (the “Auctus Note”) to Auctus Fund, LLC (“Auctus”). The Auctus Note will bear interest at a rate of 12% per annum and will mature on November 26, 2018. The net proceeds of the sale of the Auctus Note, after deducting the expenses payable by us, are expected to be $162,250.

At any time after the 180th calendar day after the issue date of the Auctus Note, Auctus has the option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Auctus Note into shares of our common stock at the Conversion Price. The “Conversion Price” will be the lesser of (i) the lowest trading price of our common stock during the twenty-five-day trading period prior to the issue date of the Auctus Note and (ii) 50% of the lowest trading price of our common stock during the twenty-five-day trading period prior to the conversion. The Conversion Price is subject to further reduction upon certain events specified in the Auctus Note.

We have the right to prepay the Auctus Note at any time until the 180th calendar day after the issue date of the Auctus Note, in an amount equal to 150% (or 135% if we prepay the Auctus Note on or before the date that is 90 days after the issue date of the Auctus Note) of the outstanding balance of the Auctus Note (including principal and accrued and unpaid interest). We may not prepay the Auctus Note after the 180th calendar day after the issue date of the Auctus Note. We will be subject to a liquidated damages charge of 25% of the outstanding principal amount of the Auctus Note if we effect certain exchange transactions in accordance with, based upon or related or pursuant to Section 3(a)(10) of the Securities Act.

The Auctus Note contains customary default events which, if triggered and not timely cured, will result in default interest and penalties. The Auctus Note also contains a right of first refusal provision with respect to future financings by us. Pursuant to the Auctus Registration Rights Agreement, we are required to register the shares into which the Auctus Note is converted. We must file the registration statement within 10 days of the closing date.

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If the Auctus Note is converted prior to us paying off such notes under the prepayment provisions, it would lead to substantial dilution to our shareholders as a result of the conversion discounted for the Auctus Note. There can be no assurance that there will be any funds available to pay of the Auctus Note, or if available, on terms that will be acceptable to us or our shareholders. If we fails to obtain such additional financing on a timely basis, Auctus may convert the Auctus Note and sell the underlying shares, which may result in significant dilution to shareholders due to the conversion discount, as well as a significant decrease in our stock price.

The Offering

Common stock offered by the Selling Shareholders	Up to 60,000,000 shares of common stock.

Selling Stockholders	EMA Financial, LLC and Auctus Fund, LLC See “Selling Stockholders.”

Common stock outstanding	90,000,000 common shares as of March 20, 2018.

Use of proceeds	We will not receive any proceeds from the sale or other disposition of the shares of common stock covered by this prospectus. See “Use of Proceeds”

OTCPINK Symbol	Our Common Stock is quoted on the OTCPINK under the ticker symbol “VIBI”.

Risk Factors	You should consider the matters set forth under “Risk Factors” beginning on page 9, as well as other cautionary statements throughout or incorporated by reference in this prospectus, before deciding to invest in shares of our common stock.

Summary Financial Information

Balance Sheet Data	March 31, 2017	March 31, 2016	December 31, 2017
Cash	$22,020	$482	$7,319
Total Assets	$22,245	$482	$207,176
Liabilities	$65,042	$24,986	$483,310
Total Stockholders’ Deficit	$(42,797)	$(24,504)	$(276,134)

Statement of Operations	Year Ended March 31, 2017	Year Ended March 31, 2016	Three Months Ended December 31, 2017	Nine Months Ended December 31, 2017
Revenue	$—	$—	$322	$322
Income (Loss) for the Period	$(21,293)	$(15,564)	$(101,446)	$(233,337)

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RISK FACTORS

Readers and prospective investors in our common stock should carefully consider the following risk factors as well as the other information contained or incorporated by reference in this prospectus.

If any of the following risks actually occurs, our financial condition, results of operations and liquidity could be materially adversely affected. If this were to happen, the value of our common stock could decline, and if you invest in our common stock, you could lose all or part of your investment.

The discussion below highlights some important risks we have identified related to our business and operations and an investment in shares of our common stock, but these should not be assumed to be the only factors that could affect our future performance and condition, financial and otherwise. We do not have a policy of updating or revising forward-looking statements except as otherwise required by law, and silence by management over time should not be construed to mean that actual events are occurring as estimated in such forward-looking statements.

Risks Related to Our Financial Condition and our Business

Our investors may lose their entire investment because our financial status creates a doubt whether we will continue as a going concern.

Our auditors, in their opinion dated July 13, 2017 have stated that currently we do not have sufficient cash nor do we have a significant source of revenues to cover our operational costs and allow us to continue as a going concern.  We seek to raise operating capital to implement our business plan in an offering of our common stock.  Our company's plan specifies a minimum amount of $50,000 in additional operating capital to operate for the next twelve months. However, there can be no assurance that such offering will be successful. You may lose your entire investment

Our failure to raise additional capital or generate cash flows necessary to expand our operations could reduce our ability to compete successfully and adversely affect our results of operations.

We need to raise additional funds to achieve our future strategic objectives, and we may not be able to obtain additional debt or equity financing on favorable terms, if at all. If we engage in debt financing, we may be required to accept terms that restrict our ability to incur additional indebtedness, force us to maintain specified liquidity or other ratios or restrict our ability to pay dividends or make acquisitions. If we need additional capital and cannot raise it on acceptable terms, we may not be able to, among other things:

▪	launch, develop and enhance our existing products;
▪	continue to expand our product base, sales and/or marketing efforts;
▪	hire, train and retain employees; or
▪	respond to competitive pressures or unanticipated working capital requirements.

Our inability to do any of the foregoing could reduce our ability to compete successfully and adversely affect our results of operations.

If our products are not deemed desirable and suitable for purchase and we cannot establish a customer base, we may not be able to generate sufficient revenues, which would result in a failure of the business and a loss of any investment one makes our company.

The acceptance of our products is critically important to our success. We cannot be certain that the products that we will be offering will be appealing and as a result there may not be any demand for these products and our sales could be limited and we may never realize any significant revenues. In addition, there are no assurances that if we alter or change the products we offer in the future that the demand for these new products will develop and this could adversely affect our business and any possible revenues.

If demand for the products that we plan to offer slows, then our business would be materially affected.

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Demand for products, which we intend to sell, depends on many factors, including:

▪	the economy, and in periods of rapidly declining economic conditions, customers may defer luxury purchases or may choose alternate products;
▪	the competitive environment in the skin care sector may force us to reduce prices below our desired pricing level or increase promotional spending;
▪	our ability to anticipate changes in consumer preferences and to meet customers’ needs for skin care products in a timely cost-effective manner;
▪	our ability to maintain efficient, timely and cost-effective production and delivery of the products and services; and,
▪	our ability to identify and respond successfully to emerging trends in the skin care and personal care industries.

For the long term, demand for the products we plan to offer may be affected by:

▪	the ability to establish, maintain and eventually grow market share in a competitive environment;
▪	our ability to deliver our products in the markets we intend to service, changes in government regulations, currency fluctuations, natural disasters, pandemics and other factors beyond our control may increase the cost of items we purchase, create communication issues or render product delivery difficult which could have a material adverse effect on our sales and profitability; and
▪	restrictions on access to North American markets and supplies.

All of these factors could result in immediate and longer term declines in the demand for the products that we plan to offer, which could adversely affect our sales, cash flows and overall financial condition.

Because we are new in the marketplace, we may not be able to compete effectively and increase market share.

Our current and potential competitors may have longer operating histories, significantly greater resources and name recognition, and a larger base of customers than we have. Our competitors may also be able to adopt more aggressive pricing policies and devote greater resources to the development, marketing and sale of their products and services than we can. To be competitive, we must continue to invest significant resources in sales and marketing. We may not have sufficient resources to make these investments or to develop the technological advances necessary to be competitive, which in turn will cause our business to suffer and restrict our profitability potential.

Because we rely on third parties to manufacture our products, we are subject to factors outside of our control to meet our standards or timelines.

Our products are expected to be manufactured by third third-party manufacturing companies on a purchase order. We will be dependent on the timeliness and effectiveness of our third-part manufacturers’ efforts.

Failure or lack of reliability in the manufacture of our products is likely to result in loss of business. Among other risks:

▪	Our products may fail to provide the expected results;
▪	We may experience limited availability of quality ingredients for manufacturing;
▪	We may experience poor quality manufacturing;
▪	Our products may have new competition from other companies attempting to duplicate our formulas; and
▪	Our customers could experience results different from our test results.

Like other retailers, distributors and manufacturers of skin care and personal care products, we face an inherent risk of exposure to product liability claims in the event that the use of the products that we sell results in injury.

We may be subjected to various product liability claims, including claims that the products we sell contain contaminants, are improperly labeled or include inadequate instructions as to use or inadequate warnings concerning side effects and interactions with other substances. In addition, we may be forced to defend lawsuits. We cannot predict whether product liability claims will be brought against us in the future or the effect of any resulting adverse publicity on the business. Moreover, we may not have adequate resources in the event of a successful claim against us. The successful assertion of product liability claim against us could result in potentially significant monetary damages. In addition, interactions of the products with other similar products, prescription medicines and over-the-counter drugs have not been fully explored.

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We may also be exposed to claims relating to product advertising or product quality. People may purchase our products expecting certain physical results, unique to skin care and personal care products. If they do not perceive expected results to occur, certain individuals or groups of individuals may seek monetary retribution.

If our products become contaminated, our business could be seriously harmed.

We have adopted various quality, environmental, health and safety standards. However, our products may still not meet these standards or could otherwise become contaminated. A failure to meet these standards or contamination could occur in our operations or those of our bottlers, manufacturers, distributors or suppliers. Such a failure or contamination could result in expensive production interruptions, recalls and liability claims. Moreover, negative publicity could be generated even from false, unfounded or nominal liability claims or limited recalls. Any of these failures or occurrences could negatively affect our business and financial performance.

Our business may be adversely affected by unfavorable publicity within the skin care markets.

Management believes that the skin care market and personal care markets are significantly affected by national media attention. As with any retail provider, future scientific research or publicity may not be favorable to the industry or to any particular product, and may not be consistent with earlier favorable research or publicity. Because of our dependence on consumers’ perceptions, adverse publicity associated with illness or other adverse effects resulting from the use of our products or any similar products distributed by other companies and future reports of research that are perceived as less favorable or that question earlier research, could have a material adverse effect on our business, financial condition and results of operations. We are highly dependent upon consumers’ perceptions of the safety and quality of the products as well as similar products distributed by other companies. Thus, the mere publication of reports asserting that skin care or personal care products may be harmful or questioning their efficacy could have a material adverse effect on our business, financial condition and results of operations, regardless of whether such reports are scientifically supported or whether the claimed harmful effects would be present at the dosages recommended for such products.

As we intend to conduct international business transactions, we will be exposed to local business risks in different countries, which could have a material adverse effect on our financial condition or results of operations.

We intend to promote and sell our products internationally. Our international operations will be subject to risks inherent in doing business in foreign countries, including, but not necessarily limited to:

▪	new and different legal and regulatory requirements in local jurisdictions;
▪	potentially adverse tax consequences, including imposition or increase of taxes on transactions or withholding and other taxes on remittances and other payments by subsidiaries;
▪	risk of nationalization of private enterprises by foreign governments;
▪	legal restrictions on doing business in or with certain nations, certain parties and/or certain products; and
▪	local economic, political and social conditions, including the possibility of hyperinflationary conditions and political instability.

We may not be successful in developing and implementing policies and strategies to address the foregoing factors in a timely and effective manner in the locations where we will do business. Consequently, the occurrence of one or more of the foregoing factors could have a material adverse effect on our base operations and upon our financial condition and results of operations.

Since our products will be available over the Internet in foreign countries and we plan to have customers residing in foreign countries, foreign jurisdictions may require us to qualify to do business in their country. We will be required to comply with certain laws and regulations of each country in which we conduct business, including laws and regulations currently in place or which may be enacted related to Internet services available to the residents of each country from online sites located elsewhere.

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Because of the nature of our products, we may be subject to government regulations or laws that increase our costs of operations or decrease our ability to generate income.

Any failure by us, or by any third party that may manufacture or market our products, to comply with the law, including statutes and regulations administered by the FDA or other U.S. or foreign regulatory authorities, could result in, among other things, warning letters, fines and other civil penalties, suspension of regulatory approvals and the resulting requirement that we suspend sales of our products, refusal to approve pending applications or supplements to approved applications, export or import restrictions, interruption of production, operating restrictions, closure of the facilities used by us or third parties to manufacture our product candidates, injunctions or criminal prosecution. Any of the foregoing actions could have a material adverse effect on our business.

Our commercial success depends significantly on our ability to develop and commercialize our potential products without infringing the intellectual property rights of third parties.

Our commercial success will depend, in part, on operating our business without infringing the patents or proprietary rights of third parties. Third parties that believe we are infringing on their rights could bring actions against us claiming damages and seeking to enjoin the development, marketing and distribution of our products. If we become involved in any litigation, it could consume a substantial portion of our resources, regardless of the outcome of the litigation. If any of these actions are successful, we could be required to pay damages and/or to obtain a license to continue to develop or market our products, in which case we may be required to pay substantial royalties. However, any such license may not be available on terms acceptable to us or at all. Ultimately, we could be prevented from commercializing a product or forced to cease some aspect of our business operations as a result of patent infringement claims, which would harm our business.

The implementation of our business plan relies on our ability to manage growth. If we are not able to manage the growth, our business plan may not be successfully implemented.

We expect to expand our operations by increasing our sales and marketing efforts, research and development activities, and escalating our services. The anticipated growth could place a significant strain on our management, and operational and financial resources. Effective management of the anticipated growth shall require expanding our management and financial controls, hiring additional appropriate personnel as required, and developing additional expertise by existing management personnel. However, there can be no assurances that these or other measures we may implement shall effectively increase our capabilities to manage such anticipated growth or to do so in a timely and cost-effective manner. Moreover, management of growth is especially challenging for a company with a short revenue generating history and limited financial resources, and the failure to effectively manage growth could have a material adverse effect on our operations.

Our success depends on continuing to hire and retain qualified personnel, including our director and officers and our technical personnel.  If we are not successful in attracting and retaining these personnel, our business will suffer.

Our success depends substantially on the performance of our management team and key personnel. Currently, we have one employee, our CEO Gert Andersen. Due to the specialized technical nature of our business, we are particularly dependent on our technical personnel. Our future success will depend on our ability to attract, integrate, motivate and retain qualified technical, sales, operations, and managerial personnel, as well as our ability to successfully implement a plan for management succession. Competition for qualified personnel in our business areas is intense, and we may not be able to continue to attract and retain key personnel. In addition, if we lose the services of any of our management team or key personnel and are not able to find suitable replacements in a timely manner, our business could be disrupted and we may incur increased operating expenses.

If we are unable to attract new distributors and customers, or if our existing distributors and customers do not purchase additional products, the growth of our business and cash flows will be adversely affected.

To increase our revenues and cash flows, we must regularly add distributors and customers and sell additional products to our existing distributors and customers. If we are unable to sell our products to customers that have been referred to us, unable to generate sufficient sales leads through our marketing programs, or if our existing or new distributors and customers do not perceive our products to be of sufficiently high value and quality, we may not be able to increase sales and our operating results would be adversely affected. In addition, if we fail to sell new products to existing distributors and customers or new distributors and customers, our operating results will suffer, and our revenue growth, cash flows and profitability may be materially and adversely affected.

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Key management personnel may leave us, which could adversely affect our ability to continue operations.

We are entirely dependent on the efforts of our management because of the time and effort that they devote to us. They are in charge of overseeing all development strategies, supervising any/all future personnel, and the implementation of our business plan. Their loss, or other key personnel in the future, could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Our Securities

If a market for our common stock does not develop, shareholders may be unable to sell their shares.

Our common stock is quoted under the symbol “VIBI” on the OTCPINK operated by OTC Markets Group, Inc, an electronic inter-dealer quotation medium for equity securities. We do not currently have an active trading market. There can be no assurance that an active and liquid trading market will develop or, if developed, that it will be sustained.

Our securities are very thinly traded. Accordingly, it may be difficult to sell shares of our common stock without significantly depressing the value of the stock. Unless we are successful in developing continued investor interest in our stock, sales of our stock could continue to result in major fluctuations in the price of the stock.

Our common stock price may be volatile and could fluctuate widely in price, which could result in substantial losses for investors.

The market price of our common stock is likely to be highly volatile and could fluctuate widely in price in response to various factors, many of which are beyond our control, including:

  technological innovations or new products and services by us or our competitors;
  government regulation of our products and services;
  the establishment of partnerships with other technology companies;
  intellectual property disputes;
  additions or departures of key personnel;
  sales of our common stock
  our ability to integrate operations, technology, products and services;
  our ability to execute our business plan;
  operating results below expectations;
  loss of any strategic relationship;
  industry developments;
  economic and other external factors; and
  periodtoperiod fluctuations in our financial results.

Because we have nominal revenues to date, you should consider any one of these factors to be material. Our stock price may fluctuate widely as a result of any of the above.

In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are unrelated to the operating performance of particular companies. These market fluctuations may also materially and adversely affect the market price of our common stock.

We have not paid cash dividends in the past and do not expect to pay cash dividends in the future on our common stock. Any return on investment may be limited to the value of our common stock.

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We have never paid cash dividends on our common stock and do not anticipate paying cash dividends in the foreseeable future. The payment of cash dividends on our common stock will depend on earnings, financial condition and other business and economic factors at such time as the board of directors may consider relevant. If we do not pay cash dividends, our common stock may be less valuable because a return on your investment will only occur if its stock price appreciates.

As a new investor, you will experience substantial dilution as a result of future equity issuances.

In the event we are required to raise additional capital it may do so by selling additional shares of common stock thereby diluting the shares and ownership interests of existing shareholders.

Because we are subject to the “Penny Stock” rules, the level of trading activity in our stock may be reduced.

The Securities and Exchange Commission has adopted regulations which generally define "penny stock" to be any listed, trading equity security that has a market price less than $5.00 per share or an exercise price of less than $5.00 per share, subject to certain exemptions. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock not otherwise exempt from the rules, to deliver a standardized risk disclosure document that provides information about penny stocks and the risks in the penny stock market. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson in the transaction, and monthly account statements showing the market value of each penny stock held in the customer’s account. In addition, the penny stock rules generally require that prior to a transaction in a penny stock, the broker-dealer make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. These disclosure requirements may have the effect of reducing the level of trading activity in the secondary market for a stock that becomes subject to the penny stock rules which may increase the difficulty Purchasers may experience in attempting to liquidate such securities.

Provisions in the Nevada Revised Statutes and our Bylaws could make it very difficult for an investor to bring any legal actions against our directors or officers for violations of their fiduciary duties or could require us to pay any amounts incurred by our directors or officers in any such actions.

Members of our board of directors and our officers will have no liability for breaches of their fiduciary duty of care as a director or officer, except in limited circumstances, pursuant to provisions in the Nevada Revised Statutes and our Bylaws as authorized by the Nevada Revised Statutes. Specifically, Section 78.138 of the Nevada Revised Statutes provides that a director or officer is not individually liable to the company or its shareholders or creditors for any damages as a result of any act or failure to act in his or her capacity as a director or officer unless it is proven that (1) the director’s or officer’s act or failure to act constituted a breach of his or her fiduciary duties as a director or officer and (2) his or her breach of those duties involved intentional misconduct, fraud or a knowing violation of law. This provision is intended to afford directors and officers protection against and to limit their potential liability for monetary damages resulting from suits alleging a breach of the duty of care by a director or officer. Accordingly, you may be unable to prevail in a legal action against our directors or officers even if they have breached their fiduciary duty of care. In addition, our Bylaws allow us to indemnify our directors and officers from and against any and all costs, charges and expenses resulting from their acting in such capacities with us. This means that if you were able to enforce an action against our directors or officers, in all likelihood, we would be required to pay any expenses they incurred in defending the lawsuit and any judgment or settlement they otherwise would be required to pay. Accordingly, our indemnification obligations could divert needed financial resources and may adversely affect our business, financial condition, results of operations and cash flows, and adversely affect prevailing market prices for our common stock.

Risks Related to the Note Financings

Common Shares that we issue upon conversion of promissory notes will dilute our existing stockholders and depress the market price of our common stock.

As of the date of this prospectus, we are obligated to issue approximately 60,000,000 common shares upon conversion of the currently outstanding EMA Note and Auctus Note. For EMA, the 30,000,000 share total is based on $125,000 of currently outstanding principal and unpaid interest and based upon a conversion price equal to the lesser of (i) the trading price for our common stock on the trading day prior to the closing date of the Note, or (ii) a 50% discount to the lowest trading or lowest closing bid price for our common stock during the 25 trading day period immediately prior to conversion. For Auctus, the 30,000,000 shares total is based on $167,750 of currently outstanding principal and unpaid interest and based upon a conversion price equal to the lesser of (i) the lowest trading price of our common stock during the twenty-five-day trading period prior to the issue date of the Auctus Note and (ii) 50% of the lowest trading price of our common stock during the twenty-five-day trading period prior to the conversion.

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The total potential issuable shares increases with the inclusion of additional interest and any decrease in our stock price. As of the date of this prospectus, no shares have been issued pursuant to conversion of the notes and neither lender has elected to convert any part of the notes to date.

The issuance of shares upon conversion of the notes will dilute our existing shareholders. The number of common shares issuable by us upon conversion of the notes is dependent on the trading price of our common shares during the twenty days prior to conversion. If the price of our stock declines in value, we will be obligated to issue more shares to the note holders which would have a further dilutive effect on our stock which could depress the market price of our common stock.

We may be required to issue significant amount of common shares upon conversion of notes that could result in a change of control.

The conversion price of the notes is based upon the trading price of our common shares. There is no way to determine with certainty the number of common shares we will be required to issue should note holders convert their notes into our common shares. As the notes are converted our stock price will decline requiring us to issue an increased number of common shares. We are currently authorized to issue 250,000,000 common shares. We presently have 90,000,000 shares outstanding. We could be required to increase our authorized shares to provide sufficient authorized common stock for conversion of the notes.

The holders of the notes convertible into our common stock will pay less than the then- prevailing market price for our common stock.

The notes are convertible at 50% of the lowest traded price in the twenty five days prior to the date of conversion. As such, the note holders have a financial incentive to sell our common stock immediately upon receiving the shares to realize the profit equal to the difference between the discounted price and the market price. If the noteholders sell shares, the price of our common stock will likely decrease. If our stock price decreases, the noteholders may have a further incentive to sell the shares of our common stock that they hold. These sales may put further downward pressure on our stock price and reduce the value of your common shares.

If our stock price materially declines, the convertible note holders will have the right to a large number of shares of common stock upon exchange of amounts due under the notes, which may result in significant dilution.

The notes have a conversion feature which is based upon 50% of our lowest trading price over a twenty five trading day. If our common stock price materially declines, we will be obligated to issue a large number of shares to the holders of these notes upon conversion. This will likely materially dilute existing shareholders. The potential for such dilutive issuances upon conversion of outstanding notes may depress the price of common stock regardless of our business performance, and could encourage short selling by market participants, especially if the trading price of our common stock begins to decrease.

USE OF PROCEEDS

The Selling Stockholders will receive all of the proceeds from the sale of shares of common stock under this prospectus. We will not receive any proceeds from these sales.

The Selling Stockholders will pay any agent’s commissions and expenses it incurs for brokerage, accounting, tax or legal services or any other expenses it incurs in disposing of the shares of common stock. We will bear all other costs, fees and expenses incurred in effecting the registration of the shares of common stock covered by this prospectus. These may include, without limitation, all registration and filing fees, SEC filing fees and expenses of compliance with state securities or “blue sky” laws.

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DETERMINATION OF OFFERING PRICE

The Selling Shareholders will determine at what price they may sell the offered shares, and such sales may be made at prevailing market prices, or at privately negotiated prices.

SELLING STOCKHOLDER

The following table details the name of the sole Selling Stockholders, EMA Financial, LLC (“EMA”) and Auctus Fund, LLC (“Auctus”), the number of shares beneficially owned by such Selling Stockholders and the number of shares that may be offered by such Selling Stockholders for resale under this prospectus.

In accordance with Rule 13d-3 of the Exchange Act, “beneficial ownership” includes any shares of common stock as to which the Selling Stockholders has sole or shared voting power or investment power and any shares of common stock the Selling Stockholders have the right to acquire within sixty (60) days (including shares of common stock issuable pursuant to securities currently convertible or exercisable, or convertible or exercisable within sixty (60) days).

Each of EMA and Auctus may sell any number of shares of our common stock which are issuable upon conversion of amounts due under the EMA Note and Auctus Note, respectively. Because the Selling Stockholders may offer all, some or none of the shares they hold, and because, based upon information provided to us, there are currently no agreements, arrangements or understandings with respect to the resale of any of the shares, no definitive estimate as to the number of shares that will be held by the Selling Stockholders after the offering can be provided. Therefore, the following table has been prepared on the assumption that the entire 60,000,000 common shares being registered under this prospectus will be sold by the Selling Stockholders to parties unaffiliated with them. Because the conversion price of the notes is variable based on 50% of the lowest traded price of our common stock in the twenty five trading days prior to the conversion date, the number of shares of common stock that will actually be issued upon conversion of the notes may be more or less than the number of shares of common stock being offered by this prospectus.

The following table is based on 90,000,000 shares outstanding as of the date of this registration statement.

	Shares of Common Stock
Name of Selling Shareholder	Beneficially Owned Prior to the Sale of all Shares covered by this Prospectus	Covered by this Prospectus	Beneficially Owned After the Sale of all Shares covered by this Prospectus(3)	As a Percent of Total Outstanding After the Sale of Shares covered by this Prospectus(4)(5)
EMA Financial, LLC(1)	30,000,000	30,000,000	0	0
Auctus Fund, LLC(2)	30,000,000	30,000,000	0	0

(1)	EMA Group, LLC (“EMA Group”) is the investment manager of EMA Financial, LLC (“EMA”), and Felicia Preston (“Preston”) is the managing member of EMA Group. Therefore each of EMA Group and Preston may be deemed to have voting and investment power over the securities. Each of EMA Group and Preston expressly disclaims any equitable or beneficial ownership of such securities.
(2)	Alfred Sollami and Louis Posner of Auctus Fund LLC, have voting and investment power over the shares owned by Auctus Fund LLC.
(3)	We have assumed that all shares registered for sale under this prospectus will be sold, but there is no obligation on the part of the Selling Stockholders to sell all of our shares offered by this prospectus as detailed below in the section entitled “Plan of Distribution.”
(4)	After the offering is complete, assuming all of the notes are converted into the 60,000,000 shares being registered we would have 150,000,000 common shares outstanding. The 60,000,000 shares being registered upon issuance will represent approximately 40% of our common shares.
(5)	Under the terms of the notes, conversions shall not be permitted if such conversion will result in either Selling Stockholder owning more than 4.99% of our common shares outstanding after giving effect to such conversion.

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To our knowledge, neither the Selling Stockholders nor their beneficial owners:

▪	has ever been one of our officers or directors or an officer or director of our predecessors or affiliates; or
▪	are broker-dealers or affiliated with broker-dealers.

PLAN OF DISTRIBUTION

We are registering the shares of Common Stock to permit the resale of these shares of Common Stock by the Selling Stockholders and any of its transferees, pledgees, assignees, donees, and successors-in-interest from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Stockholders of the shares of Common Stock.

The Selling Stockholders and any of their pledgees, assignees and successors-in-interest may, from time to time, sell any or all of their securities covered hereby on the OTCPINK or any other stock exchange, market or trading facility on which the securities are traded or in private transactions. These sales may be at fixed or negotiated prices. The Selling Stockholders may use any one or more of the following methods when selling securities:

▪	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

▪	block trades in which the broker-dealer will attempt to sell the securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

▪	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

▪	an exchange distribution in accordance with the rules of the applicable exchange;

▪	privately negotiated transactions;

▪	settlement of short sales entered into after the effective date of the registration statement of which this prospectus is a part;

▪	in transactions through broker-dealers that agree with the Selling Shareholders to sell a specified number of such securities at a stipulated price per security;

▪	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

▪	a combination of any such methods of sale; or

▪	any other method permitted pursuant to applicable law.

The Selling Stockholders may also sell securities under Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), if available, rather than under this prospectus.

Broker-dealers engaged by the Selling Stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the Selling Shareholders (or, if any broker-dealer acts as agent for the purchaser of securities, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this Prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2440; and in the case of a principal transaction a markup or markdown in compliance with FINRA IM-2440.

In connection with the sale of the securities or interests therein, the Selling Stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the securities in the course of hedging the positions they assume. The Selling Stockholder may also sell securities short and deliver these securities to close out its short positions, or loan or pledge the securities to broker-dealers that in turn may sell these securities. The Selling Stockholder may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of securities offered by this prospectus, which securities such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

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The Selling Stockholders and any broker-dealers or agents that are involved in selling the securities may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the securities purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. The Selling Stockholders have informed the Company that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the securities. In no event shall any broker-dealer receive fees, commissions and markups which, in the aggregate, would exceed eight percent (8%).

The Company is required to pay certain fees and expenses incurred by the Company incident to the registration of the securities. The Company has agreed to indemnify the Selling Shareholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

Because Selling Stockholders may be deemed to be “underwriters” within the meaning of the Securities Act, they will be subject to the prospectus delivery requirements of the Securities Act including Rule 172 thereunder. In addition, any securities covered by this prospectus which qualify for sale pursuant to Rule 144 under the Securities Act may be sold under Rule 144 rather than under this prospectus. The Selling Stockholders have advised us that there is no underwriter or coordinating broker acting in connection with the proposed sale of the resale securities by the Selling Stockholders.

We agreed to keep this prospectus effective until the earlier of (i) the date on which the securities may be resold by the Selling Stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, or (ii) all of the securities have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale securities will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale securities covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale securities may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the Selling Shareholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of securities of the common stock by the Selling Shareholders or any other person. We will make copies of this prospectus available to the Selling Shareholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL PROCEEDINGS

We are not subject to any legal proceedings.

DIRECTORS, EXECUTIVE OFFICERS, PROMOTERS AND CONTROL PERSONS

The following information sets forth the names, ages, and positions of our current directors and executive officers.

Name	Age	Positions and Offices Held
Gert Andersen	48	Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director
Pernille Steenfat	43	Chief Operating Officer
Poul Madsen	55	Chief Scientific Officer

Set forth below is a brief description of the background and business experience of each of our current executive officers and directors.

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Gert Andersen

From 2006 to 2017, Mr. Andersen worked for W4P, Pharma GP as Chief Executive Officer.

Aside from that provided above, Mr. Andersen does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Mr. Andersen is qualified to serve on our Board of Directors because of his management, marketing and business development experience.

Penille Steenfat

Ms. Steenfat, is a partner at FreeWater ApS since 2007. She has a Bachelor’s of Arts in Business Administration.

Aside from that provided above, Ms. Steenfat does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Poul Madsen

Mr. Madsen is an R&D Manager at Sepcotech since 2016. In 2016, he was Senior Scientific Advisor to Nordetect Sensors. From 2011 to 2016, he was a director at Green Center, Holeby. Madsen has a Ph.D. in developing new biotechnical methods for sugar beet breeding improvement. He has a Master’s degree in Biology from Aarhus University.

Aside from that provided above, Mr. Madsen does not hold and has not held over the past five years any other directorships in any company with a class of securities registered pursuant to Section 12 of the Exchange Act or subject to the requirements of Section 15(d) of the Exchange Act or any company registered as an investment company under the Investment Company Act of 1940.

Term of Office

Our Directors are appointed for a one-year term to hold office until the next annual general meeting of our shareholders or until removed from office in accordance with our bylaws. Our officers are appointed by our board of directors and hold office until removed by the board, subject to their respective employment agreements.

Significant Employees

We have no significant employees other than our officers and directors.

Family Relationships

Gert Andersen and Penille Steenfat are married. There are no other family relationships between or among the directors, executive officers or persons nominated or chosen by us to become directors or executive officers.

Involvement in Certain Legal Proceedings

During the past 10 years, none of our current directors, nominees for directors or current executive officers has been involved in any legal proceeding identified in Item 401(f) of Regulation S-K, including:

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1.	Any petition under the Federal bankruptcy laws or any state insolvency law filed by or against, or a receiver, fiscal agent or similar officer was appointed by a court for the business or property of such person, or any partnership in which he or she was a general partner at or within two years before the time of such filing, or any corporation or business association of which he or she was an executive officer at or within two years before the time of such filing;
2.	Any conviction in a criminal proceeding or being named a subject of a pending criminal proceeding (excluding traffic violations and other minor offenses);
3.	Being subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining him or her from, or otherwise limiting, the following activities: i. Acting as a futures commission merchant, introducing broker, commodity trading advisor, commodity pool operator, floor broker, leverage transaction merchant, any other person regulated by the Commodity Futures Trading Commission, or an associated person of any of the foregoing, or as an investment adviser, underwriter, broker or dealer in securities, or as an affiliated person, director or employee of any investment company, bank, savings and loan association or insurance company, or engaging in or continuing any conduct or practice in connection with such activity; ii. Engaging in any type of business practice; or iii. Engaging in any activity in connection with the purchase or sale of any security or commodity or in connection with any violation of Federal or State securities laws or Federal commodities laws;
4.	Being subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any Federal or State authority barring, suspending or otherwise limiting for more than 60 days the right of such person to engage in any type of business regulated by the Commodity Futures Trading Commission, securities, investment, insurance or banking activities, or to be associated with persons engaged in any such activity;
5.	Being found by a court of competent jurisdiction in a civil action or by the SEC to have violated any Federal or State securities law, and the judgment in such civil action or finding by the Commission has not been subsequently reversed, suspended, or vacated;
6.	Being found by a court of competent jurisdiction in a civil action or by the Commodity Futures Trading Commission to have violated any Federal commodities law, and the judgment in such civil action or finding by the Commodity Futures Trading Commission has not been subsequently reversed, suspended or vacated;
7.	Being subject to, or a party to, any Federal or State judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of: i. Any Federal or State securities or commodities law or regulation; or ii. Any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order; or iii. Any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or
8.	Being subject to, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Audit Committee

We do not have a separately-designated standing audit committee. The entire board of directors performs the functions of an audit committee, but no written charter governs the actions of the board of directors when performing the functions of that would generally be performed by an audit committee. The board of directors approves the selection of our independent accountants and meets and interacts with the independent accountants to discuss issues related to financial reporting. In addition, the board of directors reviews the scope and results of the audit with the independent accountants, reviews with management and the independent accountants our annual operating results, considers the adequacy of our internal accounting procedures and considers other auditing and accounting matters including fees to be paid to the independent auditor and the performance of the independent auditor.

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For the fiscal year ending March 31, 2017, the board of directors:

  Reviewed and discussed the audited financial statements with management, and
  Reviewed and discussed the written disclosures and the letter from our independent auditors on the matters relating to the auditor's independence.

Based upon the board of directors’ review and discussion of the matters above, the board of directors authorized inclusion of the audited financial statements for the year ended March 31, 2017 to be included in this Prospectus filed with the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act requires our directors and executive officers and persons who beneficially own more than ten percent of a registered class of the Company’s equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Officers, directors and greater than ten percent beneficial shareholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file. To the best of our knowledge based solely on a review of Forms 3, 4, and 5 (and any amendments thereof) received by us, no persons have failed to file, on a timely basis, the identified reports required by Section 16(a) of the Exchange Act during fiscal year ended December 31, 2015, other than the Form 3 for Mr. Andersen, which was filed late.

Code of Ethics

As of the date of this Prospectus, we had not adopted a Code of Ethics. We are a small company with few individuals comprising our board and management, which does not warrant the adoption of a Code of Ethics.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of March 20, 2018, certain information as to shares of our voting stock owned by (i) each person known by us to beneficially own more than 5% of our outstanding voting stock, (ii) each of our directors, and (iii) all of our executive officers and directors as a group.

Unless otherwise indicated below, to our knowledge, all persons listed below have sole voting and investment power with respect to their shares of voting stock, except to the extent authority is shared by spouses under applicable law. Unless otherwise indicated below, each entity or person listed below maintains an address of Fabriksvej 48 4700 Naestved, Denmark.

The number of shares beneficially owned by each stockholder is determined under rules promulgated by the SEC. The information is not necessarily indicative of beneficial ownership for any other purpose. Under these rules, beneficial ownership includes any shares as to which the individual or entity has sole or shared voting or investment power and any shares as to which the individual or entity has the right to acquire beneficial ownership within 60 days through the exercise of any stock option, warrant or other right. The inclusion in the following table of those shares, however, does not constitute an admission that the named stockholder is a direct or indirect beneficial owner.

	Common Stock
Name and Address of Beneficial Owner	Number of Shares Owned (1)	Percent of Class (2)
Gert Andersen	75,000,000	83%
Pernille Steenfat	0	0%
Poul Madsen
All Directors and Executive Officers as a Group (3 persons)	75,000,000	83%
5% Holders
NONE

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(1)  Unless otherwise indicated, each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of voting stock listed as owned by that person or entity.

(2)  Pursuant to Rules 13d-3 and 13d-5 of the Exchange Act, beneficial ownership includes any shares as to which a shareholder has sole or shared voting power or investment power, and also any shares which the shareholder has the right to acquire within 60 days, including upon exercise of common shares purchase options or warrants. The percent of class is based on 90,000,000 voting shares as of March 20, 2018.

DESCRIPTION OF SECURITIES

The following descriptions are summaries of the material terms that are included in our amended and restated articles of incorporation (as amended) and our bylaws (as amended) as well as the specific agreements such descriptions relate to. This summary is qualified in its entirety by the specific terms and provisions contained in our restated articles of incorporation, bylaws and the specific agreements described herein, copies of which we have filed as exhibits to the registration statement of which this prospectus is a part, and by the provisions of applicable law.

Overview

Our authorized capital stock consists of 1,125,000,000 shares of common stock, par value $0.001 per share. Our Articles of Incorporation do not authorize us to issue preferred stock. As of the date of this Prospectus, there were 90,000,000 shares of our common stock issued and outstanding.

Common Stock

The holders of our common stock currently have (i) equal ratable rights to dividends from funds legally available therefore, when, as and if declared by the Board of Directors of the Company; (ii) are entitled to share ratably in all of the assets of the Company available for distribution to holders of common stock upon liquidation, dissolution or winding up of the affairs of the Company (iii) do not have preemptive, subscription or conversion rights and there are no redemption or sinking fund provisions or rights applicable thereto; and (iv) are entitled to one non-cumulative vote per share on all matters on which stock holders may vote. All shares of common stock now outstanding are fully paid for and non-assessable and all shares of common stock which are the subject of this offering, when issued, will be fully paid for and non-assessable. Please refer to the Company’s Articles of Incorporation, Bylaws and the applicable statutes of the State of Nevada for a more complete description of the rights and liabilities of holders of the Company’s securities.

Registration Rights

In connection with the Note Financing, we entered into registration rights agreements with EMA Financing and Auctus Fund. The agreements required us to file a registration statement with the Securities and Exchange Commission in connection with shares underlying the notes. We are filing this registration statement to maintain the registered status of those shares underlying the notes.

Dividend Policy

We have never declared or paid any cash dividends on our common stock.  We currently intend to retain future earnings, if any, to finance the expansion of our business. As a result, we do not anticipate paying any cash dividends in the foreseeable future.

Options

We do not have any outstanding options or warrants to purchase shares of our common stock.

Certain Anti-Takeover Provisions

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Nevada Revised Statutes sections 78.378 to 78.379 provide state regulation over the acquisition of a controlling interest in certain Nevada corporations unless the articles of incorporation or bylaws of the corporation provide that the provisions of these sections do not apply. Our articles of incorporation and bylaws do not state that these provisions do not apply. The statute creates a number of restrictions on the ability of a person or entity to acquire control of a Nevada company by setting down certain rules of conduct and voting restrictions in any acquisition attempt, among other things. The statute is limited to corporations that are organized in the state of Nevada and that have 200 or more stockholders, at least 100 of whom are stockholders of record and residents of the State of Nevada; and does business in the State of Nevada directly or through an affiliated corporation. Because of these conditions, the statute currently does not apply to our company.

Listing of Common Stock

Our common stock is currently traded on the OTCPINK under the trading symbol “VIBI.”

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Empire Stock Transfer, Inc.

INTERESTS OF NAMED EXPERTS

No expert or counsel named in this prospectus as having prepared or certified any part of this prospectus or having given an opinion upon the validity of the securities being registered or upon other legal matters in connection with the registration or offering of the common stock was employed on a contingency basis, or had, or is to receive, in connection with the offering, a substantial interest, direct or indirect, in the registrant or any of its parents or subsidiaries. Nor was any such person connected with the registrant or any of its parents or subsidiaries as a promoter, managing or principal underwriter, voting trustee, director, officer, or employee.

The Doney Law Firm, our independent legal counsel, has provided an opinion on the validity of our common stock.

AMC Auditing has audited our financial statements included in this prospectus and registration statement to the extent and for the periods set forth in their audit report. AMC Auditing has presented their report with respect to our audited financial statements. The report of AMC Auditing is included in reliance upon their authority as experts in accounting and auditing.

DISCLOSURE OF COMMISSION POSITION ON INDEMNIFICATION

FOR SECURITIES ACT LIABILITIES.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to our directors, officers and controlling persons pursuant to the following provisions, or otherwise, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.  In the event that a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the shares being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

DESCRIPTION OF BUSINESS

Overview

We are a biotech company based in Denmark that has acquired a license to a patented molecule, known as the Lactoactive molecule, which has in numerous studies demonstrated above average effect in treating conditions such as inflammatory diseases, diabetics, psoriasis, and skin issues in different levels. We aim to further develop our Lactoactive molecule for the purpose of increasing the quality of our retail and medical skin cream products as well as developing products for medical applications.

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We are currently marketing a line of our skin care products on our website at www.vilacto.com. These products include, lotions, skin care creams and gels, lip balms, foot creams and oils, and similar items. We have entered into an affiliate network program with Rakuten / LinkShare, whereby other websites in the industry will post links to our website.

We recently signed a license agreement with have Carmen Electra endorse our skin care products. On August 29, 2017, we signed an agreement with Rakuten Super Logistics (known as RSL) to handle our inventory, fulfillment and shipment. In June 2017, we upgraded our production facility to included additional storage containers, improved mixing machines and upscale filtration units. We have also attended skin care products to market our products to the industry.

On April 4, 2017, we entered into a license agreement (the “License Agreement”) with Pharma GP ApS. (“Pharma GP”) and acquired an exclusive license to sell certain cosmetic products or ingredients covered by United States Patent No. US 8,637,075 in the territory of the United States.

For the license, we agreed to pay to GP a royalty of eight percent (8%) on the selling price (irrespective of any taxes, custom duties, costs of insurance, transportation costs or other costs) for all licensed product we sell in the United States (if in excess of the agreed minimum royalty), or pay the agreed minimum royalty of USD$ 10,000 per month.

Under the License Agreement, we have the ability to sublicense to third parties under the royalty arrangement described above.

We also entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Pharma GP ApS and its sole shareholder, 9 Heroes APS, a Denmark corporation (together, “Seller”). In accordance with the terms of the Purchase Agreement, we agreed to purchase all of the outstanding shares of Pharma GP ApS for the purchase price (the “Purchase Price”) of $6,000,000, payable as $3,000,000 in cash and the balance in shares of our common stock.

The closing of the above transactions was expected to occur by May 31, 2017, but will likely not occur until the Company is able to successfully raise capital for the Purchase Price

Pharma GP ApS is a manufacturer of skincare products with distribution in several countries. The company’s body and facial creams are designed for moisturizing, skin regeneration, wound healing and a variety of skin issues, such as dry and cracked skin, among other things.

In addition, Pharma GP ApS owns patents, trademarks and production facilities for an ingredient designed to be used in pharmaceuticals and medical devices for treating a wide range of issues. Pharma GP ApS currently has skincare products that are available over the counter, which we are currently marketing under our website. However, the company intends to develop, market and sell pharmaceutical skincare products to treat various ailments using its patented technology. Currently, the company has no government approved products, but with the financing, we intend to purchase Pharma GP ApS and focus on those clinical applications.

Competition

The market for skincare/cosmeceuticals is highly competitive with many established manufacturers, suppliers and distributors engaged in all phases of the business. Competitive factors in our market include:

▪	product efficacy and uniqueness;
▪	brand awareness and recognition, product quality, reliability of performance and convenience of use;
▪	cost effectiveness;
▪	breadth of product offerings;
▪	sales and marketing capabilities and methods of distribution;
▪	resources devoted to product education and technical support; and
▪	speed of introducing new competitive products and existing product upgrades.

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We face and will continue to face intense competition. A number of our competitors have far greater research and development and marketing capabilities and far greater financial resources than we do. These competitors may have developed, or could in the future develop, new technologies that compete with our products or render our products obsolete. We are also likely to encounter increased competition as we enter new markets and as we attempt to further penetrate existing markets. Some of our competitors have, in the past, and may, in the future, compete by lowering prices on their products. We may respond by lowering our prices, exiting the market or competing by investing in the development of new, improved products.

Approximately 400 companies compete in the U.S. cosmeceutical industry, divided fairly evenly among chemical and end-use product segments. The seven largest producers of cosmeceutical products are Johnson & Johnson, Procter & Gamble, L’Oreal, Allergan, Avon, Estee Lauder and Medicis. These companies control more than 60% of the U.S. cosmeceutical market. Our products also compete with similar products sold in prestige locations, such as department stores, high-end specialty retailers, door-to-door, by television and infomercials or mail-order or telemarketing by representatives of direct sales companies.

Government Regulation

Cosmetic and Skin Care Regulation

Depending upon product claims and formulation, skin care products may be regulated as cosmetics, drugs, devices, or combination cosmetics and drugs. We currently only market cosmetic skin care products and are evaluating entry into the pharmaceutical market. The FDA has authority to regulate cosmetics marketed in the United States under the FDCA and the Fair Packaging and Labeling Act (“FPLA”) and implementing regulations. The Federal Trade Commission (the “FTC”) regulates the advertising of cosmetics under the FTCA.

The FDCA prohibits the marketing of adulterated and misbranded cosmetics. Cosmetic ingredients must also comply with the FDA’s ingredient, quality, and labeling requirements and the FTC’s requirements pertaining to truthful and non-misleading advertising. Cosmetic products and ingredients, with the exception of color additives, are not required to have FDA premarket approval. Manufacturers of cosmetics are also not required to register their establishments, file data on ingredients, or report cosmetic-related injuries to the FDA.

We will be responsible for substantiating the safety and product claims of the cosmetic products and ingredients before marketing. The FDA or FTC may disagree with our characterization of one or more of the skin care products as a cosmetic or the product claims. This could result in a variety of enforcement actions which could require the reformulation or relabeling of our products, the submission of information in support of the product claims or the safety and effectiveness of our products, or more punitive action, all of which could have a material adverse effect on our business. If the FDA determines we have failed to comply with applicable requirements under the FDCA or FPLA, it can impose a variety of enforcement actions from public warning letters, injunctions, consent decrees, and civil penalties to seizure of our products, total or partial shutdown of our production, and criminal prosecutions. If any of these events were to occur, it could materially adversely affect us. If the FTC determines we have failed to substantiate our claims, it can pursue a variety of actions including disgorgement of profits, injunction from further violative conduct, and consent decrees.

Environmental Laws

We are not subject to any significant or material environmental regulation in the normal operation of our business.

Employees

We currently have three employees.

Management’s Discussion and Analysis of Financial Condition and Results of Operations

Results of Operations for the Years Ended March 31, 2017 and 2016

Revenues

We have not earned any revenues since our inception. We can provide no assurance that we will generate revenues from our skin care business to sustain a viable business operation.

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Expenses

We incurred operating expenses in the amount of $20,874 for the year ended March 31, 2017, as compared with $15,564 for the same period ended 2016. Our operating expenses for the year ended March 31, 2017 mainly consisted of professional fees of $17,126 and general and administrative expenses of $3,748, as compared with professional fees of $10,289 and general and administrative expenses of $5,275 for the year ended March 31, 2016.

Net Loss

We incurred a net loss in the amount of $21,293 for the year ended March 31, 2017, as compared with a net loss of $15,564 for the same period ended 2016. Our losses for each period are attributable to operating expenses together with a lack of any revenues.

Results of Operation for Three and Nine Months Ended December 31, 2017 and 2016

Revenues

We generated limited revenue for the three and nine months ended December 31, 2017 and no revenue in 2016. We have taken steps to further our business plan, including signing a licensing deal with Carmen Electra, expanding our operating facility, launching our e-commerce website, signing a distribution agreement and attending skin care conferences. However, we can provide no assurance that we will generate significant revenues from our skin care business to sustain a viable business operation.

Operating Expenses

Operating expenses increased to $99,040 for the three months ended December 31, 2017 from $2,767 for the three months ended December 31, 2016. Operating expenses increased to $228,075 for the nine months ended December 31, 2017 from $10,764 for the nine months ended December 31, 2016.

Our operating expenses for the three months ended December 31, 2017 consisted of royalty expense of $30,000, professional fees of $22,247 and general and administrative expenses of $46,784. Our operating expenses for the three months ended December 31, 2016 consisted of general and administrative expenses of $1,002 and professional fees of $1,765.

Our operating expenses for the nine months ended December 31, 2017 consisted of royalty expense of $90,000, professional fees of $57,029 and general and administrative expenses of $81,037. Our operating expenses for the nine months ended December 31, 2016 consisted of general and administrative expenses of $3,169 and professional fees of $7,595.

We expect that our operating expenses will likely increase in future quarters as we ramp up our online retail operations and, if we are able to obtain financing, acquire Pharma GP ApS and commence pharmaceutical applications.

Interest Expenses

We had interest expenses of $2,625 and $5,481 for the three and nine months ended December 31, 2017, respectively, compared with no interest expenses for the three and nine months ended December 31, 2016. We expect that interest expenses will increase in future quarters as we take on more debt to fund out operations.

Net Loss

Net loss for the three months ended December 31, 2017 was $101,446 compared to net loss of $2,767 for the three months ended December 31, 2016. Net loss for the nine months ended December 31, 2017 was $233,337 compared to net loss of $10,764 for the nine months ended December 31, 2016. Our losses for each period are attributable to operating expenses together with a lack of any revenues.

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Liquidity and Capital Resources

As of December 31, 2017, we had current assets of $206,265 consisting of cash, inventory and prepaid expenses. Our total current liabilities as of December 31, 2017 were $483,310. We therefore had a working capital deficit of $277,045 as of December 31, 2017.

Operating activities used $220,670 in cash for the nine months ended December 31, 2017, as compared with cash used of $11,070 for the same period ended 2016. Our negative operating cash flow for the nine month ended December 31, 2017 was mainly the result of our net loss for the period along with an increase in inventory and prepaid expenses, offset by a decrease in accounts payable.

Investing activities used $920 in cash for the nine months ended December 31, 2017, as compared with cash used of $0 for the same period ended 2016. The negative investing cash flow for the nine months ended December 31, 2017 was mainly the result of the purchase of intangible assets.

Financing activities provided $206,889 for the nine months ended December 31, 2017, as compared with cash provided of $11,022 for the same period ended 2016. Our positive financing cash flow for the nine months ended December 31, 2017 was mainly the result of proceeds from promissory notes and related party advances.

On October 8, 2017, we borrowed $65,000 under promissory note. The note is due on demand has annual interest at 5%. This money is earmarked for our working capital needs.

Despite the short term loans, we have insufficient cash to operate our business at the current level for the next twelve months and insufficient cash to achieve our business goals. The success of our business plan beyond the next 12 months is contingent upon us obtaining additional financing. We intend to fund operations through debt and/or equity financing arrangements, which may be insufficient to fund our capital expenditures, working capital, or other cash requirements. We do not have any formal commitments or arrangements for the sales of stock or the advancement or loan of funds at this time. There can be no assurance that such additional financing will be available to us on acceptable terms, or at all.

Off Balance Sheet Arrangements

As of December 31, 2017, there were no off balance sheet arrangements.

Going Concern

The accompanying financial statements have been prepared in conformity with generally accepted accounting principle, which contemplate our continuation as a going concern. However, we have no revenues as of December 31, 2017. We currently have limited working capital, and have not completed our efforts to establish a stabilized source of revenues sufficient to cover operating costs over an extended period of time.

Management anticipates that we will be dependent, for the near future, on additional investment capital to fund operating expenses. We intend to position the company so that we may be able to raise additional funds through the capital markets. In light of management’s efforts, there are no assurances that we will be successful in this or any of our endeavors or become financially viable and continue as a going concern.

Critical Accounting Policies

In December 2001, the SEC requested that all registrants list their most “critical accounting polices” in the Management Discussion and Analysis. The SEC indicated that a “critical accounting policy” is one which is both important to the portrayal of a company’s financial condition and results, and requires management’s most difficult, subjective or complex judgments, often as a result of the need to make estimates about the effect of matters that are inherently uncertain.

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Our critical accounting policies are set forth in Note 3 to the financial statements.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Other than described below or the transactions described under the heading “Executive Compensation” (or with respect to which such information is omitted in accordance with SEC regulations), there have not been, and there is not currently proposed, any transaction or series of similar transactions to which we were or will be a participant in which the amount involved exceeded or will exceed the lesser of $120,000 or one percent of the average of our total assets at year-end for the last three completed fiscal years, and in which any director, executive officer, holder of 5% or more of any class of our capital stock or any member of the immediate family of any of the foregoing persons had or will have a direct or indirect material interest.

On April 4, 2017, we entered into a license agreement (the “License Agreement”) with Pharma GP ApS. (“Pharma GP”) and acquired an exclusive license to sell certain cosmetic products or ingredients covered by United States Patent No. US 8,637,075 in the territory of the United States. Our officer and director, Gert Andersen is in control of Pharma GP ApS.

For the license, we agreed to pay to GP a royalty of eight percent (8%) on the selling price (irrespective of any taxes, custom duties, costs of insurance, transportation costs or other costs) for all licensed product we sell in the United States (if in excess of the agreed minimum royalty), or pay the agreed minimum royalty of USD 10 per month.

Under the License Agreement, we have the ability to sublicense to third parties under the royalty arrangement described above.

We also entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Pharma GP ApS and its sole shareholder, 9 Heroes APS, a Denmark corporation (together, “Seller”). In accordance with the terms of the Purchase Agreement, we agreed to purchase all of the outstanding shares of Pharma GP ApS for the purchase price (the “Purchase Price”) of $6,000,000.00, payable as $3,000,000.00 in cash and the balance in shares of our common stock.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is quoted under the symbol “VIBI” on the OTCPINK operated by OTC Markets Group, Inc.  Only a limited market exists for our securities. There is no assurance that a regular trading market will develop, or if developed, that it will be sustained. Therefore, a shareholder may be unable to resell his securities in our company.

The following tables set forth the range of high and low bid prices for our common stock for the each of the periods indicated as reported by the OTCPINK. These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

Fiscal Year Ending March 31, 2016
Quarter Ended	High $	Low $
March 31, 2016	0.11	0.11
December 31, 2015	0.11	0.11
September 30, 2015	0.11	0.11
June 30, 2015	0.11	0.11

Fiscal Year Ending March 31, 2017
Quarter Ended	High $	Low $
March 31, 2017	5000.125	5000.125
December 31, 2016	5000.125	5000.125
September 30, 2016	5000.125	0.0465
June 30, 2016	10000	0.11

On March 26, 2018, the last reported sale price of our common stock as reported on the OTCPINK was $0.2321 per share.

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Penny Stock

The SEC has adopted rules that regulate broker-dealer practices in connection with transactions in penny stocks. Penny stocks are generally equity securities with a market price of less than $5.00, other than securities registered on certain national securities exchanges or quoted on the NASDAQ system, provided that current price and volume information with respect to transactions in such securities is provided by the exchange or system. The penny stock rules require a broker-dealer, prior to a transaction in a penny stock, to deliver a standardized risk disclosure document prepared by the SEC, that: (a) contains a description of the nature and level of risk in the market for penny stocks in both public offerings and secondary trading; (b) contains a description of the broker's or dealer's duties to the customer and of the rights and remedies available to the customer with respect to a violation of such duties or other requirements of the securities laws; (c) contains a brief, clear, narrative description of a dealer market, including bid and ask prices for penny stocks and the significance of the spread between the bid and ask price; (d) contains a toll-free telephone number for inquiries on disciplinary actions; (e) defines significant terms in the disclosure document or in the conduct of trading in penny stocks; and (f) contains such other information and is in such form, including language, type size and format, as the SEC shall require by rule or regulation.

The broker-dealer also must provide, prior to effecting any transaction in a penny stock, the customer with (a) bid and offer quotations for the penny stock; (b) the compensation of the broker-dealer and its salesperson in the transaction; (c) the number of shares to which such bid and ask prices apply, or other comparable information relating to the depth and liquidity of the market for such stock; and (d) a monthly account statement showing the market value of each penny stock held in the customer's account.

In addition, the penny stock rules require that prior to a transaction in a penny stock not otherwise exempt from those rules, the broker-dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser's written acknowledgment of the receipt of a risk disclosure statement, a written agreement as to transactions involving penny stocks, and a signed and dated copy of a written suitability statement.

These disclosure requirements may have the effect of reducing the trading activity for our common stock. Therefore, stockholders may have difficulty selling our securities.

Holders of Our Common Stock

As of the date of this Prospectus, we had 90,000,000 shares of our common stock issued and outstanding, held by two (2) shareholders of record, with others holding shares in street name.

Dividends

There are no restrictions in our articles of incorporation or bylaws that prevent us from declaring dividends. The Nevada Revised Statutes, however, do prohibit us from declaring dividends where after giving effect to the distribution of the dividend:

1.       we would not be able to pay our debts as they become due in the usual course of business, or;

2.       our total assets would be less than the sum of our total liabilities plus the amount that would be needed to satisfy the rights of shareholders who have preferential rights superior to those receiving the distribution.

We have not declared any dividends and we do not plan to declare any dividends in the foreseeable future.

Recent Sales of Unregistered Securities

None.

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Securities Authorized for Issuance under Equity Compensation Plans

We do not have any equity compensation plans.

 EXECUTIVE COMPENSATION

The table below summarizes all compensation awarded to, earned by, or paid to our former or current executive officers for the fiscal years ended March 31, 2018 and 2017.

SUMMARY COMPENSATION TABLE
Name and principal position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compensation ($)	Total ($)
Dana Galloviciva Former Chief Executive Officer, Chief Financial Officer and Director	2017 2016	0 0	0 0	0 0	0 0	0 0	0 0	0 0	0 0
Gert Andersen Chief Executive Officer, Chief Financial Officer and Director	2017 2016	0 n/a	0 n/a	0 n/a	0 n/a	0 n/a	0 n/a	0 n/a	0 n/a

Narrative Disclosure to the Summary Compensation Table

We have not entered into any employment agreement or consulting agreement with our executive officers. There are no arrangements or plans in which we provide pension, retirement or similar benefits for executive officers.

Our decision to compensate officers depends on the availability of our cash resources with respect to the need for cash to further our business purposes.

OUTSTANDING EQUITY AWARDS AT FISCAL YEAR-END
OPTION AWARDS						STOCK AWARDS
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested (#)	Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested (#)
Dana Galloviciva	-	-	-	-	-	-	-	-	-
Gert Andersen	-	-	-	-	-	-	-	-	-

Director Compensation

We do not pay any compensation to our directors at this time. However, we reserve the right to compensate our directors in the future with cash, stock, options, or some combination of the above.

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FINANCIAL STATEMENTS

Index to Financial Statements Required by Article 8 of Regulation S-X:

Unaudited Financial Statements:
F-1	Balance Sheets as of December 31, 2017 and March 31, 2017;
F-2	Statements of Operations for three and nine months ended December 31, 2017;
F-3	Statements of Cash Flows for nine months ended December 31, 2017 and 2016; and
F-5	Notes to Financial Statements.

Audited Financial Statements:
F-11	Report of Independent Registered Public Accounting Firm;
F-13	Balance Sheets as of March 31, 2017 and 2016;
F-14	Statements of Operations for the years ended March 31, 2017 and 2016;
F-15	Statement of Stockholders’ Equity as of March 31, 2017 and 2016;
F-16	Statements of Cash Flows for the years ended March 31, 2017 and 2016; and
F-17	Notes to Financial Statements.

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VILACTO BIO INC.

BALANCE SHEETS

(UNAUDITED)

	December 31, 2017	March 31, 2017
ASSETS
Current assets
Cash	$7,319	$22,020
Accounts receivable	70	—
Inventory	133,876	—
Prepaid expenses	65,000	225
Total current assets	206,265	22,245

Intangible assets, net	911	—

Total assets	207,176	22,245

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$24,453	$9,223
Due to related parties	252,249	711
Loans	174,000	22,500
Loans from related parties	32,608	32,608
Total current liabilities	483,310	65,042

Total liabilities	483,310	65,042

Stockholders' equity (deficit)
Common stock; $0.001 par value; 1,125,000,000 shares authorized; 90,000,000 and 90,000,000 shares issued and outstanding as of December 31, 2017 and March 31, 2017, respectively	90,000	90,000
Additional paid-in capital	(22,000)	(22,000)
Accumulated earnings (deficit)	(344,134)	(110,797)
Total stockholders' equity (deficit)	(276,134)	(42,797)

Total liabilities and stockholders' equity (deficit)	$207,176	$22,245

The accompanying notes are an integral part of these financial statements.

F-1

VILACTO BIO INC.

STATEMENT OF OPERATIONS

(UNAUDITED)

	For the Three Months Ended		For the Nine Months Ended
	December 31, 2017	December 31, 2016	December 31, 2017	December 31, 2016

Revenues	$322	$—	$322	$—

Cost of revenues	103	—	103	—

Gross profit	219	—	219	—

Operating expenses
Royalty expense	30,000	—	90,000	—
Professional fees	22,247	1,765	57,029	7,595
General and administrative expenses	46,784	1,002	81,037	3,169
Depreciation expense	9	—	9	—
Total operating expenses	99,040	2,767	228,075	10,764

Loss from operations	(98,821)	(2,767)	(227,856)	(10,764)

Other income (expense)
Interest expense	(2,625)	—	(5,481)	—
Total other income (expense)	(2,625)	—	(5,481)	—

Net income (loss)	$(101,446)	$(2,767)	$(233,337)	$(10,764)

Basic income (loss) per common share	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Basic weighted average common shares outstanding	90,000,000	90,000,000	90,000,000	90,000,000

The accompanying notes are an integral part of these financial statements.

F-2

VILACTO BIO INC.

STATEMENT OF CASH FLOWS

(UNAUDITED)

	For the Nine Months Ended
	December 31, 2017	December 31, 2016
Cash Flows from Operating Activities
Net loss	$(233,337)	$(10,764)
Adjustments to reconcile net loss to net cash provided by operating activities:
Contributed capital	—	—
Depreciation and amortization	9	—
Changes in assets and liabilities
Increase (decrease) in accounts receivable	(70)
(Increase) decrease in prepaid expense	(64,775)	(106)
(Increase) decrease in inventory	(133,876)	—
Increase (decrease) in accounts payable	211,379	(200)
Net cash from operating activities	(220,670)	(11,070)

Cash Flows from investing
Purchase of intangible assets	(920)	—
Net cash used in investing activities	(920)	—

Cash Flows from Financing Activities
Proceeds from promissory notes	151,500	—
Advance from related parties	55,389	11,022
Net cash from financing activities	206,889	11,022

Net increase (decrease) in Cash	(14,701)	(48)

Beginning cash balance	22,020	482

Ending cash balance	$7,319	$434

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—
Cash paid for tax	$—	$—

The accompanying notes are an integral part of these financial statements.

F-3

 VILACTO BIO INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2017

(UNAUDITED)

1. ORGANIZATION AND LINE BUSINESS

The Company was originally incorporated under the laws of the state of Nevada on February 25, 2013. The Company is devoting substantially all of its present efforts to establish a new business, and has had no revenues from operations to date.

On April 4, 2017, the Company entered into a license agreement (the “License Agreement”) with Pharma GP ApS. (“Pharma GP”) and acquired an exclusive license to sell certain cosmetic products or ingredients covered by United States Patent No. US 8,637,075 in the territory of the United States.

As a result of the License Agreement, the Company is currently marketing a line of skin care products on its website at www.vilacto.com. These products include, lotions, skin care creams and gels, lip balms, foot creams and oils, and similar items.

The Company also entered into a Stock Purchase Agreement (the “Purchase Agreement”) with Pharma GP and its sole shareholder, 9 Heroes APS, a Denmark corporation (together, “Seller”). In accordance with the terms of the Purchase Agreement, the Company agreed to purchase all of the outstanding shares of Pharma GP for the purchase price (the “Purchase Price”) of $6,000,000, payable as $3,000,000 in cash and the balance in shares of our common stock.

The closing of the above transactions was expected to occur by May 31, 2017, but will likely not occur until the Company is able to successfully raise capital for the Purchase Price.

2. BASIS OF PRESENTATION AND GOING CONCERN

The accompanying unaudited interim financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission, and should be read in conjunction with the audited financial statements and notes thereto contained in the Company’s most recent Annual Financial Statements filed with the SEC on Form 10-K. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the interim period presented have been reflected herein. The results of operations for the interim period are not necessarily indicative of the results to be expected for the full year. Notes to the financial statements which would substantially duplicate the disclosures contained in the audited financial statements for the most recent fiscal period, as reported in the Form 10-K, have been omitted.

Going concern – The accompanying financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $344,134 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company’s ability to raise additional capital through future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern. The financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

F-4

 VILACTO BIO INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2017

(UNAUDITED)

3. SUMMARY OF SIGNIFICANT POLICIES

This summary of significant accounting policies of Vilacto Bio Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the financial statements.

Use of estimates – The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review the Company’s goodwill, impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, inventory valuation, and the valuations of non-cash capital stock issuances. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition – The Company recognizes revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and No. 104, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured. For the years ended March 31, 2017 and 2016 the Company reported revenues of $0 and $0, respectively. For the nine months ended December 31, 2017 and 2016 the Company reported revenues of $322 and $0, respectively.

Accounts Receivable – Accounts receivable is comprised of uncollateralized customer obligations due under normal trade terms. The Company performs ongoing credit evaluation of its customers and management closely monitors outstanding receivables based on factors surrounding the credit risk of specific customers, historical trends, and other information. The carrying amount of accounts receivable is reviewed periodically for collectability. If management determines that collection is unlikely, an allowance that reflects management’s best estimate of the amounts that will not be collected is recorded. Accounts receivable are presented net of an allowance for doubtful accounts of $0 and $0 at December 31, 2017, and March 31, 2017, respectively.

Cash and cash equivalents – For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term instruments with original maturities of three months or less to be cash equivalents. There was $7,319 and $22,020 in cash and cash equivalents as of December 31, 2017 and March 31, 2017, respectively.

Concentration Risk

At times throughout the year, the Company may maintain cash balances in certain bank accounts in excess of FDIC limits. As of December 31, 2017, the cash balance in excess of the FDIC limits was $0. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk in these accounts.

F-5

 VILACTO BIO INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2017

(UNAUDITED)

Fair Value of Financial Instruments – The carrying amounts reflected in the balance sheets for cash, accounts payable and accrued expenses approximate the respective fair values due to the short maturities of these items. The Company does not hold any investments that are available-for-sale.

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Stock-based compensation – The Company follows the guidelines in FASB Codification Topic ASC 718-10 “Compensation-Stock Compensation,” which provides investors and other users of financial statements with more complete and neutral financial information, by requiring that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. ASC 718-10 covers a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As of December 31, 2017, the Company has not implemented an employee stock based compensation plan.

Non-Employee Stock Based Compensation – The Company accounts for stock based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50. The Company may issue compensatory shares for services including, but not limited to, executive, management, accounting, operations, corporate communication, financial and administrative consulting services.

Earnings (loss) per share – The Company reports earnings (loss) per share in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 260-10 “Earnings Per Share,” which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive.

Long-lived Assets – In accordance with the Financial Accounting Standards Board ("FASB") Accounts Standard Codification (ASC) ASC 360-10, "Property, Plant and Equipment," the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

F-6

 VILACTO BIO INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2017

(UNAUDITED)

Indefinite Lived Intangibles and Goodwill Assets

The Company accounts for business combinations under the acquisition method of accounting in accordance with ASC 805, “Business Combinations,” where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

The Company tests for indefinite lived intangibles and goodwill impairment in the fourth quarter of each year and whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In accordance with its policies, the Company performed a qualitative assessment of indefinite lived intangibles and goodwill at December 31, 2017, and determined there was no impairment of indefinite lived intangibles and goodwill.

Business Combinations

The Company allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed and intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired customer lists, acquired technology, and trade names from a market participant perspective, useful lives and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.

Inventory – Substantially all inventory consists of finished goods and are valued based upon first-in first-out ("FIFO") cost, not in excess of market. The determination of whether the carrying amount of inventory requires a write-down is based on an evaluation of inventory.

Income taxes – The Company accounts for its income taxes in accordance with FASB Codification Topic ASC 740-10, “Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Segment Reporting – Operating segments are defined as components of an enterprise for which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision-making group, in deciding the method to allocate resources and assess performance. The Company currently has one reportable segment for financial reporting purposes, which represents the Company's core business.

Recently Issued Accounting Pronouncements –The Company has evaluated the all recent accounting pronouncements through ASU 2018-01, and believes that none of them will have a material effect on the Company's financial position, results of operations or cash flows.

F-7

 VILACTO BIO INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2017

(UNAUDITED)

4. INVENTORY

Inventory consist of the following as of December 31, 2017 and March 31, 2017:

	December 31, 2017	March 31, 2017
Raw materials	$—	$—
Finished Goods	133,876	—
Total	$133,876	$—

5. LOANS PAYABLE

On March 5, 2017, the Company executed a $22,500 promissory note with an investor which bears interest at a rate of 5% per annum and is due within two business days of demand notice. During the nine months ending December 31, 2017 the Company recorded interest of $848.

On May 17, 2017, the Company executed a $22,500 promissory note with an investor which bears interest at a rate of 5% per annum and is due within two business days of demand notice. During the nine months ending December 31, 2017 the Company recorded interest of $703.

On July 5, 2017, the Company executed a $20,000 promissory note with an investor which bears interest at a rate of 5% per annum and is due within two business days of demand notice. During the nine months ending December 31, 2017 the Company recorded interest of $490.

On October 4, 2017, the Company executed a $65,000 promissory note with an investor which bears interest at a rate of 5% per annum and is due within two business days of demand notice. During the nine months ending December 31, 2017 the Company recorded interest of $784.

On November 28, 2017, the Company executed a $44,000 promissory note with an investor which bears interest at a rate of 5% per annum and is due within two business days of demand notice. During the nine months ending December 31, 2017 the Company recorded interest of $199.

6. STOCKHOLDERS’ EQUITY

On March 6, 2017, our board of directors resolved to increase the number of authorized shares of our common stock, par value $0.001, from 75,000,000 shares to 1,125,000,000 shares. Correspondingly, our board of directors affirmed a forward split of 15 for 1 in which each shareholder will be issued 15 common shares in exchange for 1 common share of their currently issued common stock. In accordance with ASC 505-20 all stock-related information presented in these financial statements and accompanying footnotes has been retroactively adjusted to reflect the number of shares resulting from this action.

Prior to approval of the forward split, we had a total of 6,000,000 issued and outstanding common shares, par value $0.001. On the effective date of the forward split, we had a total of 90,000,000 issued and outstanding common shares, par value $0.001.

Overview

The Company is authorized to issue 1,125,000,000 shares of $0.001 par value common stock. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

As of December 31, 2017, there were 90,000,000 shares of common stock issued and outstanding.

F-8

 VILACTO BIO INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2017

(UNAUDITED)

Stock purchase agreement

On April 19, 2017, we entered into a Stock Purchase Agreement (the “Agreement”) with Pharma GP APS, a Denmark corporation (“Pharma GP”) and its sole shareholder, 9 Heroes APS, a Denmark corporation. In accordance with the terms of the Agreement, we agreed to purchase all of the outstanding shares of Pharma GP for the purchase price (the “Purchase Price”) of $6,000,000.00, payable as $3,000,000.00 in cash and the balance in shares of our common stock.

The closing of the above transactions is expected to occur when the company has sufficient funds to do so. The Agreement is conditioned on our paying the Purchase Price, obtaining financing in the amount of $4,000,000.00 for operational expenses, and receiving audited financial statements from Pharma GP, among other conditions as contained in the Agreement.

We currently do not have the money on hand to pay the Purchase Price, and we must obtain additional financing to meet the conditions to close the transaction.

The Agreement includes customary representations, warranties and covenants among the parties to each other as of specific dates.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is included as an exhibit our Current Report on Form 8-K filed on April 20, 2017 and is incorporated by reference herein.

Pharma GP is a manufacturer of skincare products with distribution in several countries. The company’s body and facial creams are designed for moisturizing, skin regeneration, wound healing and a variety of skin issues, such as dry and cracked skin, among other things.

In addition, Pharma GP owns patents, trademarks and production facilities for an ingredient designed to be used in pharmaceuticals and medical devices for treating a wide range of issues. Pharma GP currently has skincare products that are available over the counter. However, the company intends to develop, market and sell pharmaceutical skincare products to treat various ailments using its patented technology. Currently, the company has no government approved products, but with the financing, we intend to purchase Pharma GP and focus on those clinical applications. We expect to have more information on the status of the Closing of the Agreement and our new business direction in future filings.

7. RELATED PARY TRANSACTIONS

On February 21, 2017, Dana Gallovicova, our former CEO agreed to transfer her 75,000,000 shares of common stock in the Company to Gert Andersen pursuant to a Stock Purchase Agreement. Ms. Gallovicova received proceeds of $100,000. The source of the consideration paid to Ms. Gallovicova was the existing funds of the purchaser.

Ms. Gallovicova also assigned all of the outstanding debt owed to her by the Company to Mr. Andersen for $32,608. In connection with the debt assignment, Ms. Gallovicova agreed to release the Company from any and all claims. In connection with the assumption of the aforementioned debt the Company executed a promissory note with Mr. Anderson which bears interest at a rate of 10% per annum. During the nine months ending December 31, 2017 the Company recorded interest of $2,457.

In connection with the sale of her controlling interest in the company, on February 24, 2017, Ms. Gallovicova appointed Mr. Andersen as our new Director, President, CEO, Secretary and Treasurer and then resigned from all officer and director positions. There were no other arrangements or understandings between Ms. Gallovicova and Mr. Andersen with respect to election of directors or other matters.

During the nine months ended December 31, 2017, Gert Anderson, the President and CEO of the Company advanced $55,389 to the Company to pay expenses on behalf of the Company. The advances bear no interest, are unsecured, and due on demand.

During the nine months ended December 31, 2017, the Company purchased $134,064 in inventory from Pharma GP APS, a Company controlled by our CEO, which it sells via its online stores.

F-9

 VILACTO BIO INC.

NOTES TO THE FINANCIAL STATEMENTS

DECEMBER 31, 2017

(UNAUDITED)

8. ROYALTY AGREEMENT

License agreement

On April 4, 2017, we entered into a license agreement (the “License Agreement”) with Pharma GP APS. (“Pharma GP”) and acquired an exclusive license to sell certain cosmetic products or ingredients covered by United States Patent No. US 8,637,075 in the territory of the United States.

For the license, we agreed to pay to GP a royalty of eight percent (8%) on the selling price (irrespective of any taxes, custom duties, costs of insurance, transportation costs or other costs) for all licensed product we sell in the United States (if in excess of the agreed minimum royalty), or pay the agreed minimum royalty of $10,000 per month. During the nine months ended December 31, 2017, the Company recorded royalty expense of $90,000 related to this agreement.

Under the License Agreement, we have the ability to sublicense to third parties under the royalty arrangement described above.

9. SUBSEQUENT EVENT

The Company has evaluated events subsequent to the balance sheet through the issuance date of these financial statements in accordance with FASB ASC 855 and has determined that there are no such events that would require adjustment to, or disclosure in, the financial statements.

F-10

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of

Vilacto Bio Inc.

We have audited the accompanying balance sheet of Vilacto Bio Inc. as of March 31, 2017 and the related statements of operations, stockholders’ equity (deficit), and cash flows for the year ended March 31, 2017. Vilacto Bio Inc.’s management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the company’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Vilacto Bio Inc. as of March 31, 2017, and the results of its operations and its cash flows for the year ended March 31, 2017 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 2 to the financial statements, the Company has no revenues, has incurred recurring losses and recurring negative cash flow from operating activities, and has an accumulated deficit which raises substantial doubt about its ability to continue as a going concern. Management’s plans concerning these matters are also described in Note 2. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ AMC Auditing

AMC Auditing

Las Vegas, Nevada

July 13, 2017

F-11

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

and Stockholders of Zlato, Inc.

We have audited the accompanying balance sheet of Zlato, Inc. (the "Company") as of March 31, 2016, and the related statements of operations, stockholders' equity, and cash flows for the year then ended. The Company's management is responsible for these financial statements. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Zlato, Inc. as of March 31, 2016, and the results of its operations and its cash flows for the year then ended in conformity with accounting principles generally accepted in the United States of America.

The financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 3 to the financial statements, the Company's losses from operations raise substantial doubt about its ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ PLS CPA

PLS CPA, A Professional Corp.

July 7, 2016

San Diego, CA. 92111

F-12

 VILACTO BIO INC.

BALANCE SHEETS

(AUDITED)

	March 31, 2017	March 31, 2016
ASSETS
Current assets
Cash	$ 22,020	$ 482
Prepaid expenses	225	-
Total current assets	22,245	482

Total assets	22,245	482

LIABILITIES AND STOCKHOLDERS' DEFICIT
Current liabilities
Accounts payable and accrued liabilities	$ 9,223	$ 3,400
Due to related parties	711	21,586
Loans	22,500	-
Loans from related parties	32,608	-
Total current liabilities	65,042	24,986

Total liabilities	65,042	24,986

Stockholders' equity (deficit)
Common stock; $0.001 par value; 1,125,000,000 shares authorized; 90,000,000 and 90,000,000 shares issued and outstanding as of March 31, 2017 and March 31, 2016, respectively	90,000	90,000
Additional paid-in capital	(22,000)	(25,000)
Accumulated earnings (deficit)	(110,797)	(89,504)
Total stockholders' equity (deficit)	(42,797)	(24,504)

Total liabilities and stockholders' equity (deficit)	$ 22,245	$ 482

 The accompanying notes are an integral part of these financial statements.

F-13

 VILACTO BIO INC.

STATEMENT OF OPERATIONS

(AUDITED)

	For the Years Ended
	March 31, 2017	March 31, 2016

Revenues	$—	$—

Cost of revenues	—	—

Gross profit	—	—

Operating expenses
Professional fees	17,126	10,289
General and administrative expenses	3,748	5,275
Total operating expenses	20,874	15,564

Loss from operations	(20,874)	(15,564)

Other income (expense)
Interest expense	(419)	—
Total other income (expense)	(419)	—

Net income (loss)	$(21,293)	$(15,564)

Basic income (loss) per common share	$(0.00)	$(0.00)

Basic weighted average common shares outstanding	90,000,000	90,000,000

 The accompanying notes are an integral part of these financial statements.

F-14

 VILACTO BIO INC.

STATEMENT OF STOCKHOLDERS DEFICIT

(AUDITED)

	Common Stock
	Shares	Amount	Additional Paid-in Capital	Accumulated Deficit	Total Stockholders' Deficit
Balance, March 31, 2015	90,000,000	90,000	(25,000.00)	(73,940)	(8,940)

Net loss				(15,564)	(15,564)
Balance, March 31, 2016	90,000,000	90,000	(25,000.00)	(89,504)	(24,504)

Capital contributed by officer			3,000		3,000
Net loss				(21,293)	(21,293)
Balance, March 31, 2017	90,000,000	90,000	(22,000)	(110,797)	(42,797)

The accompanying notes are an integral part of these financial statements.

F-15

 VILACTO BIO INC.

STATEMENT OF CASH FLOWS

(AUDITED)

	For the Years Ended
	March 31, 2017	March 31, 2016
Cash Flows from Operating Activities
Net loss	$(21,293)	$(15,564)
Adjustments to reconcile net loss to net cash provided by operating activities:
Contributed capital	3,000	—
Changes in assets and liabilities
(Increase) decrease in prepaid expense	(225)	—
Increase (decrease) in accounts payable	5,823	220
Net cash from operating activities	(12,695)	(15,344)

Cash Flows from investing
Purchase of fixed assets	—	—
Net cash used in investing activities	—	—

Cash Flows from Financing Activities
Proceeds from promissary notes	22,500	—
Advance from related parties	11,733	15,826
Net cash from financing activities	34,233	15,826

Net increase (decrease) in Cash	21,538	482

Beginning cash balance	482	—

Ending cash balance	$22,020	$482

Supplemental disclosure of cash flow information
Cash paid for interest	$—	$—
Cash paid for tax	$—	$—

 The accompanying notes are an integral part of these financial statements.

F-16

VILACTO BIO INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2017

(AUDITED)

1. ORGANIZATION AND LINE BUSINESS

The Company was originally incorporated under the laws of the state of Nevada on February 25, 2013. The Company is devoting substantially all of its present efforts to establish a new business, and has had no revenues from operations to date.

Initial operations have included organization and capital formation. Management is also pursuing an acquisition of pharmaceutical patents and licenses, and is planning to market Them commercially when they can successfully raise the financing to do so.

2. BASIS OF PRESENTATION AND GOING CONCERN

The accompanying financial statements of the Company have been prepared in accordance with accounting principles generally accepted in the United States of America and the rules of the Securities and Exchange Commission. In the opinion of management, all adjustments, consisting of normal recurring adjustments, necessary for a fair presentation of financial position and the results of operations for the period presented have been reflected herein.

Going concern – The accompanying consolidated financial statements have been prepared on a going concern basis, which contemplates the realization of assets and the satisfaction of liabilities in the normal course of business. The Company has incurred cumulative net losses of $110,797 since its inception and requires capital for its contemplated operational and marketing activities to take place. The Company’s ability to raise additional capital through future issuances of common stock is unknown. The obtainment of additional financing, the successful development of the Company’s contemplated plan of operations, and its transition, ultimately, to the attainment of profitable operations are necessary for the Company to continue operations. The ability to successfully resolve these factors raises substantial doubt about the Company’s ability to continue as a going concern. The consolidated financial statements of the Company do not include any adjustments that may result from the outcome of these aforementioned uncertainties.

3. SUMMARY OF SIGNIFICANT POLICIES

This summary of significant accounting policies of Vilacto Bio Inc. is presented to assist in understanding the Company’s financial statements. The financial statements and notes are representations of the Company’s management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America, and have been consistently applied in the preparation of the consolidated financial statements.

Use of estimates – The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the consolidated financial statements, and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Significant estimates include estimates used to review the Company’s goodwill, impairments and estimations of long-lived assets, revenue recognition on percentage of completion type contracts, allowances for uncollectible accounts, inventory valuation, and the valuations of non-cash capital stock issuances. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable in the circumstances, the results of which form the basis for making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.  Actual results may differ from these estimates under different assumptions or conditions.

Revenue Recognition – The Company recognizes revenue on arrangements in accordance with Securities and Exchange Commission Staff Accounting Bulletin No. 101, “Revenue Recognition in Financial Statements” and No. 104, “Revenue Recognition”. In all cases, revenue is recognized only when the price is fixed or determinable, persuasive evidence of an arrangement exists, the service is performed and collectability is reasonably assured. For the years ended March 31, 2017 and 2016 the Company reported revenues of $0 and $0, respectively.

F-17

VILACTO BIO INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2017

(AUDITED)

Accounts Receivable – Accounts receivable is comprised of uncollateralized customer obligations due under normal trade terms. The Company performs ongoing credit evaluation of its customers and management closely monitors outstanding receivables based on factors surrounding the credit risk of specific customers, historical trends, and other information. The carrying amount of accounts receivable is reviewed periodically for collectability. If management determines that collection is unlikely, an allowance that reflects management’s best estimate of the amounts that will not be collected is recorded. Accounts receivable are presented net of an allowance for doubtful accounts of $0 and $0 at March 31, 2017, and March 31, 2016, respectively.

Cash and cash equivalents – For purposes of the statement of cash flows, the Company considers all highly liquid investments and short-term debt instruments with original maturities of three months or less to be cash equivalents. There was $22,020 and $482 in cash and cash equivalents as of March 31, 2017 and March 31, 2016, respectively.

Concentration Risk

At times throughout the year, the Company may maintain cash balances in certain bank accounts in excess of FDIC limits. As of March 31, 2017, the cash balance in excess of the FDIC limits was $0. The Company has not experienced any losses in such accounts and believes it is not exposed to any significant credit risk in these accounts.

Fair Value of Financial Instruments – The carrying amounts reflected in the balance sheets for cash, accounts payable and accrued expenses approximate the respective fair values due to the short maturities of these items. The Company does not hold any investments that are available-for-sale.

As required by the Fair Value Measurements and Disclosures Topic of the FASB ASC, fair value is measured based on a three-tier fair value hierarchy, which prioritizes the inputs used in measuring fair value as follows: (Level 1) observable inputs such as quoted prices in active markets; (Level 2) inputs, other than the quoted prices in active markets, that are observable either directly or indirectly; and (Level 3) unobservable inputs in which there is little or no market data, which require the reporting entity to develop its own assumptions.

The three levels of the fair value hierarchy are described below:

Level 1: Unadjusted quoted prices in active markets that are accessible at the measurement date for identical, unrestricted assets or liabilities;

Level 2: Quoted prices in markets that are not active, or inputs that are observable, either directly or indirectly, for substantially the full term of the asset or liability;

Level 3: Prices or valuation techniques that require inputs that are both significant to the fair value measurement and unobservable (supported by little or no market activity).

Stock-based compensation – The Company follows the guidelines in FASB Codification Topic ASC 718-10 “Compensation-Stock Compensation,” which provides investors and other users of financial statements with more complete and neutral financial information, by requiring that the compensation cost relating to share-based payment transactions be recognized in the financial statements. That cost will be measured based on the fair value of the equity or liability instruments issued. ASC 718-10 covers a wide range of share-based compensation arrangements, including share options, restricted share plans, performance-based awards, share appreciation rights and employee share purchase plans. As of March 31, 2017, the Company has not implemented an employee stock based compensation plan.

F-18

VILACTO BIO INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2017

(AUDITED)

Non-Employee Stock Based Compensation – The Company accounts for stock based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASC 505-50. The Company may issue compensatory shares for services including, but not limited to, executive, management, accounting, operations, corporate communication, financial and administrative consulting services.

Earnings (loss) per share – The Company reports earnings (loss) per share in accordance with Financial Accounting Standards Board’s (“FASB”) Accounting Standards Codification (“ASC”) 260-10 “Earnings Per Share,” which provides for calculation of “basic” and “diluted” earnings per share. Basic earnings per share includes no dilution and is computed by dividing net income or loss available to common stockholders by the weighted average common shares outstanding for the period. Diluted earnings per share reflect the potential dilution of securities that could share in the earnings of an entity. The calculation of diluted net loss per share gives effect to common stock equivalents; however, potential common shares are excluded if their effect is anti-dilutive.

Long-lived Assets – In accordance with the Financial Accounting Standards Board ("FASB") Accounts Standard Codification (ASC) ASC 360-10, "Property, Plant and Equipment," the carrying value of intangible assets and other long-lived assets is reviewed on a regular basis for the existence of facts or circumstances that may suggest impairment. The Company recognizes impairment when the sum of the expected undiscounted future cash flows is less than the carrying amount of the asset. Impairment losses, if any, are measured as the excess of the carrying amount of the asset over its estimated fair value.

Indefinite Lived Intangibles and Goodwill Assets

The Company accounts for business combinations under the acquisition method of accounting in accordance with ASC 805, “Business Combinations,” where the total purchase price is allocated to the tangible and identified intangible assets acquired and liabilities assumed based on their estimated fair values. The purchase price is allocated using the information currently available, and may be adjusted, up to one year from acquisition date, after obtaining more information regarding, among other things, asset valuations, liabilities assumed and revisions to preliminary estimates. The purchase price in excess of the fair value of the tangible and identified intangible assets acquired less liabilities assumed is recognized as goodwill.

The Company tests for indefinite lived intangibles and goodwill impairment in the fourth quarter of each year and whenever events or circumstances indicate that the carrying amount of the asset exceeds its fair value and may not be recoverable. In accordance with its policies, the Company performed a qualitative assessment of indefinite lived intangibles and goodwill at March 31, 2017, and determined there was no impairment of indefinite lived intangibles and goodwill.

Business Combinations

The Company allocates the fair value of purchase consideration to the tangible assets acquired, liabilities assumed and intangible assets acquired based on their estimated fair values. The excess of the fair value of purchase consideration over the fair values of these identifiable assets and liabilities is recorded as goodwill. Such valuations require management to make significant estimates and assumptions, especially with respect to intangible assets. Significant estimates in valuing certain intangible assets include, but are not limited to, future expected cash flows from acquired customer lists, acquired technology, and trade names from a market participant perspective, useful lives and discount rates. Management’s estimates of fair value are based upon assumptions believed to be reasonable, but which are inherently uncertain and unpredictable and, as a result, actual results may differ from estimates. During the measurement period, which is one year from the acquisition date, the Company may record adjustments to the assets acquired and liabilities assumed, with the corresponding offset to goodwill. Upon the conclusion of the measurement period, any subsequent adjustments are recorded to earnings.

F-19

VILACTO BIO INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2017

(AUDITED)

Income taxes – The Company accounts for its income taxes in accordance with FASB Codification Topic ASC 740-10, “Income Taxes”, which requires recognition of deferred tax assets and liabilities for future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases and tax credit carry-forwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

Segment Reporting – Operating segments are defined as components of an enterprise for which separate financial information is available and evaluated regularly by the chief operating decision maker, or decision making group, in deciding the method to allocate resources and assess performance. The Company currently has one reportable segment for financial reporting purposes, which represents the Company's core business.

Recently Issued Accounting Pronouncements –The Company has evaluated the all recent accounting pronouncements through ASU 2017-08, and believes that none of them will have a material effect on the Company's financial position, results of operations or cash flows.

4. LOANS PAYABLE

On March 5, 2017, the Company executed a $22,500 promissory note with an investor which bears interest at a rate of 5% per annum and is due within two business days of demand notice. During the year ending March 31, 2017 the Company recorded interest of $80.

5. STOCKHOLDERS’ EQUITY

On March 6, 2017, our board of directors resolved to increase the number of authorized shares of our common stock, par value $0.001, from 75,000,000 shares to 1,125,000,000 shares. Correspondingly, our board of directors affirmed a forward split of 15 for 1 in which each shareholder will be issued 15 common shares in exchange for 1 common share of their currently issued common stock.   In accordance with ASC 505-20 all stock-related information presented in these financial statements and accompanying footnotes has been retroactively adjusted to reflect the number of shares resulting from this action.

Prior to approval of the forward split, we had a total of 6,000,000 issued and outstanding common shares, par value $0.001. On the effective date of the forward split, we will have a total of 90,000,000 issued and outstanding common shares, par value $0.001.

Overview

The Company is authorized to issue 1,125,000,000 shares of $0.001 par value common stock. All common stock shares have equal voting rights, are non-assessable and have one vote per share. Voting rights are not cumulative and, therefore, the holders of more than 50% of the common stock could, if they choose to do so, elect all of the directors of the Company.

As of March 31, 2017, there were 90,000,000 shares of common stock issued and outstanding.

6. RELATED PARY TRANSACTIONS

On February 21, 2017, Dana Gallovicova, our former CEO agreed to transfer her 75,000,000 shares of common stock in the Company to Gert Andersen pursuant to a Stock Purchase Agreement. Ms. Gallovicova received proceeds of $100,000. The source of the consideration paid to Ms. Gallovicova was the existing funds of the purchaser.

Ms. Gallovicova also assigned all of the outstanding debt owed to her by the Company to Mr. Andersen for $32,608. In connection with the debt assignment, Ms. Gallovicova agreed to release the Company from any and all claims. In connection with the assumption of the aforementioned debt the Company executed a promissory note with Mr. Anderson which bears interest at a rate of 10% per annum. During the year ending March 31, 2017 the Company recorded interest of $339.

F-20

VILACTO BIO INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2017

(AUDITED)

In connection with the sale of her controlling interest in the company, on February 24, 2017, Ms. Gallovicova appointed Mr. Andersen as our new Director, President, CEO, Secretary and Treasurer and then resigned from all officer and director positions. There were no other arrangements or understandings between Ms. Gallovicova and Mr. Andersen with respect to election of directors or other matters.

During the year ended March 31, 2017, Gert Anderson, the President and CEO of the Company advanced $711 to the Company to pay expenses on behalf of the Company. The advances bear no interest, are unsecured, and due on demand.

7. INCOME TAXES

Net deferred tax assets are $0. Realization of deferred tax assets is dependent upon sufficient future taxable income during the period that deductible temporary differences and carry-forwards are expected to be available to reduce taxable income. As the achievement of required future taxable income is uncertain, the Company recorded a 100% valuation allowance. Management believes it is likely that any deferred tax assets will not be realized.

	March 31, 2017	March 31, 2016
Net loss before taxes	$21,293	$15,564
Statutory rate	35%	35%

Computed expected tax recovery	7,453	5,447
Change in valuation allowance	(7,453)	(5,447)

Income tax provision	—	—

The accumulated net losses to March 31, 2017 before taxes are $110,797, resulting in an aggregate deferred tax asset/recovery of $38,779. The Company has recorded a 100% valuation allowance due to the uncertainty of realization.

The Company’s aggregate net operating losses of $110,797 expire as follows:

March 31, 2033	$555
March 31, 2034	50,947
March 31, 2035	22,438
March 31, 2036	15,564
March 31, 2037	21,293
$110,797

8. SUBSEQUENT EVENTS

License agreement

On April 4, 2017, we entered into a license agreement (the “License Agreement”) with Pharma GP ApS. (“Pharma GP”) and acquired an exclusive license to sell certain cosmetic products or ingredients covered by United States Patent No. US 8,637,075 in the territory of the United States.

For the license, we agreed to pay to GP a royalty of eight percent (8%) on the selling price (irrespective of any taxes, custom duties, costs of insurance, transportation costs or other costs) for all licensed product we sell in the United States (if in excess of the agreed minimum royalty), or pay the agreed minimum royalty of USD 10,000 per month.

Under the License Agreement, we have the ability to sublicense to third parties under the royalty arrangement described above.

F-21

VILACTO BIO INC.

NOTES TO THE FINANCIAL STATEMENTS

MARCH 31, 2017

(AUDITED)

Stock purchase agreement

On April 19, 2017, we entered into a Stock Purchase Agreement (the “Agreement”) with Pharma GP APS, a Denmark corporation (“Pharma GP”) and its sole shareholder, 9 Heroes APS, a Denmark corporation. In accordance with the terms of the Agreement, we will purchase all of the outstanding shares of Pharma GP for the purchase price (the “Purchase Price”) of $6,000,000.00, payable as $3,000,000.00 in cash and the balance in shares of our common stock.

The closing of the above transactions is expected to occur on July 31, 2017 (the “Closing Date”). The Agreement is conditioned on our paying the Purchase Price, obtaining financing in the amount of $4,000,000.00 for operational expenses, and receiving audited financial statements from Pharma GP, among other conditions as contained in the Agreement.

We currently do not have the money on hand to pay the Purchase Price, and we must obtain additional financing to meet the conditions to close the transaction.

The Agreement includes customary representations, warranties and covenants among the parties to each other as of specific dates.

The foregoing description of the Agreement is qualified in its entirety by reference to the full text of the Agreement, which is included as an exhibit our Current Report on Form 8-K filed on April 20, 2017 and is incorporated by reference herein.

Pharma GP is a manufacturer of skincare products with distribution in several countries. The company’s body and facial creams are designed for moisturizing, skin regeneration, wound healing and a variety of skin issues, such as dry and cracked skin, among other things.

In addition, Pharma GP owns patents, trademarks and production facilities for an ingredient designed to be used in pharmaceuticals and medical devices for treating a wide range of issues. Pharma GP currently has skincare products that are available over the counter. However, the company intends to develop, market and sell pharmaceutical skincare products to treat various ailments using its patented technology. Currently, the company has no government approved products, but with the financing, we intend to purchase Pharma GP and focus on those clinical applications. We expect to have more information on the status of the Closing of the Agreement and our new business direction in future filings.

Promissory note

On May 17, 2017, the Company executed a $22,500 promissory note with an investor which bears interest at a rate of 5% per annum and is due within two business days of demand notice.

F-22

CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS

On June 8, 2017, we dismissed PLS CPAs (the “Former Accountant”) as our independent registered public accounting firm and we engaged AMC Auditing, LLC (the “New Accountant”) as our independent registered public accounting firm. The engagement of the New Accountant was approved by our Board of Directors. For more information on the change in accountants, please see our Form 8-K filed with the Securities and Exchange Commission on June 13, 2017.

AVAILABLE INFORMATION

We file annual, quarterly and current reports, proxy statements and other documents with the SEC. These filings contain important information which does not appear in this prospectus. You may read and copy, at prescribed rates, any documents we have filed with the SEC at its Public Reference Room located at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We also file these documents with the SEC electronically. You can access the electronic versions of these filings on the SEC’s website found at http://www.sec.gov.

We have filed with the Securities and Exchange Commission (“SEC”) a registration statement for the securities on Form S-1 under the Securities Act. This prospectus, which forms part of the registration statement, does not contain all the information contained in the registration statement. Whenever a reference is made in this prospectus to any of our contracts or other documents, the reference may not be complete and, for a copy of the contract or document, you should refer to the exhibits that are part of the registration statement.

You may inspect and copy the registration statement at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549 upon payment of certain prescribed fees. You may obtain information on the operation of the SEC’s public reference facilities by calling the SEC at 1-800-SEC-0330. You may also access the registration statement electronically through the SEC’s Electronic Data Gathering, Analysis and Retrieval, or EDGAR, system at the SEC’s website located at http://www.sec.gov.

Until _______________, all dealers that effect transactions in these securities whether or not participating in this offering may be required to deliver a prospectus. This is in addition to the dealers’ obligation to deliver a prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.

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PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.	Other Expenses of Issuance and Distribution

SEC Registration Fees	$1,733.78
Accounting Fees and Expenses*	5,000
Legal Fees and Expenses*	5,000
Miscellaneous*	5,000

Total	$16,733.78

* Estimates

We will bear our fees and expenses incurred in connection with the registration of shares of common stock in connection with this offering. The Selling Shareholders will bear all selling and other expenses that they incur in connection with their sale of shares of common stock pursuant to the prospectus which is part of this registration statement.

Item 14.	Indemnification of Directors and Officers.

Our officers and directors are indemnified as provided by the Nevada Revised Statutes and our bylaws.

Under the governing Nevada statutes, director immunity from liability to a company or its shareholders for monetary liabilities applies automatically unless it is specifically limited by a company's articles of incorporation.  Our articles of incorporation do not contain any limiting language regarding director immunity from liability.  Excepted from this immunity are:

1.	a willful failure to deal fairly with the company or its shareholders in connection with a matter in which the director has a material conflict of interest;

2.	a violation of criminal law (unless the director had reasonable cause to believe that his or her conduct was lawful or no reasonable cause to believe that his or her conduct was unlawful);

3.	a transaction from which the director derived an improper personal profit; and

4.	willful misconduct.

Our bylaws provide that we will indemnify our directors and officers to the fullest extent not prohibited by Nevada law; provided, however, that we may modify the extent of such indemnification by individual contracts with our directors and officers; and, provided, further, that we shall not be required to indemnify any director or officer in connection with any proceeding (or part thereof) initiated by such person unless:

1.	such indemnification is expressly required to be made by law;

2.	the proceeding was authorized by our Board of Directors;

3.	such indemnification is provided by us, in our sole discretion, pursuant to the powers vested us under Nevada law; or;

4.	such indemnification is required to be made pursuant to the bylaws.

33

 Our bylaws provide that we will advance to any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was a director or officer, of the company, or is or was serving at the request of the company as a director or executive officer of another company, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefore, all expenses incurred by any director or officer in connection with such proceeding upon receipt of an undertaking by or on behalf of such person to repay said amounts if it should be determined ultimately that such person is not entitled to be indemnified under our bylaws or otherwise.

Our bylaws provide that no advance shall be made by us to an officer of the company, except by reason of the fact that such officer is or was a director of the company in which event this paragraph shall not apply, in any action, suit or proceeding, whether civil, criminal, administrative or investigative, if a determination is reasonably and promptly made: (a) by the board of directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding, or (b) if such quorum is not obtainable, or, even if obtainable, a quorum of disinterested directors so directs, by independent legal counsel in a written opinion, that the facts known to the decision-making party at the time such determination is made demonstrate clearly and convincingly that such person acted in bad faith or in a manner that such person did not believe to be in or not opposed to the best interests of the company.

Item 15.	Recent Sales of Unregistered Securities.

None.

Item 16.	Exhibits

Exhibit Number	Description
3.1	Articles of Incorporation(1)
3.2	Bylaws(1)
3.3	Certificate of Merger(2)
4.1	12% Convertible Promissory Note(5)
4.2	10% Convertible Promissory Note(5)
5.1	Opinion of the Doney Law Firm, with consent to use
10.1	Stock Purchase Agreement(3)
10.2	Patent License Agreement(4)
10.4	Securities Purchase Agreement(5)
10.5	Securities Purchase Agreement(5)
10.6	Registration Rights Agreement(5)
10.7	Registration Rights Agreement(5)
23.1	Auditor consent

**provided herewith

(1) Incorporated by reference to the Registration Statement on Form S-1 filed on May 15, 2013

(2) Incorporated by reference to the Form 8-K filed on April 5, 2017

(3) Incorporated by reference to the Form 8-K filed on April 20, 2017

(4) Incorporated by reference to the Form 10-K filed on July 14, 2017

(5) Incorporated by reference to the Form 8-K filed on March 12, 2018

34

Item 17.	Undertakings.

The registrant hereby undertakes:

(a)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	to include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) to reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) to include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(d) That, for the purpose of determining liability under the Act to any purchaser, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however , that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(e) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other that the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit of proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

35

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Naestved, Denmark on March 30, 2018.

Vilacto Bio, Inc.

By:	/s/ Gert Andersen
Gert Andersen Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director

POWER OF ATTORNEY

Pursuant to the requirements of the Securities Exchange Act of 1934, this report has been signed below by the following persons on behalf of the registrant and in the capacities and on the dates indicated.

By:	/s/ Gert Andersen
Gert Andersen Chief Executive Officer, Principal Executive Officer, Chief Financial Officer, Principal Financial Officer, Principal Accounting Officer, Secretary, Treasurer and Director
March 30, 2018

36